                                                                    Exhibit 10.6


                                                                [EXECUTION COPY]


                                 $750,000,000


                               CREDIT AGREEMENT


                                  dated as of


                               FEBRUARY 20, 1998


                                     among


                        VLASIC FOODS INTERNATIONAL INC.


                             CAMPBELL SOUP COMPANY


                            THE BANKS PARTY HERETO


                           THE CHASE MANHATTAN BANK,
                             AS SYNDICATION AGENT

                                      and

                  MORGAN GUARANTY TRUST COMPANY OF NEW YORK,
                            AS ADMINISTRATIVE AGENT

                            ________________________

                                  Arranged by

                          J.P. MORGAN SECURITIES INC.

                               TABLE OF CONTENTS

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                                  ARTICLE 1
                                 Definitions
Section 1.01.  Definitions.............................................   2
Section 1.02.  Accounting Terms and Determinations.....................  17
Section 1.03.  Types of Borrowings.....................................  18

                                  ARTICLE 2
                               Loans to Campbell

Section 2.01.  Commitments to Lend.....................................  18
Section 2.02.  Notice of Campbell Closing Date; Funding of Loans.......  18
Section 2.03.  Campbell Global Note....................................  19
Section 2.04.  Maturity of Campbell Loans..............................  19
Section 2.05.  Interest Rate...........................................  20
Section 2.06.  Other Applicable Provisions.............................  20
Section 2.07.  Representations and Warranties of Campbell..............  20
Section 2.08.  Use of Proceeds.........................................  22
Section 2.09.  Assumption of Campbell Loans by Company.................  22

                                  ARTICLE 3
                             Loans to the Company

Section 3.01.  Commitments to Lend.....................................  22
Section 3.02.  Notice of Committed Borrowing...........................  23
Section 3.03.  Money Market Borrowings.................................  23
Section 3.04.  Notice to Banks; Funding of Loans.......................  27
Section 3.05.  Notes...................................................  28
Section 3.06.  Maturity of Loans.......................................  28
Section 3.07.  Interest Rates..........................................  29
Section 3.08.  Facility Fees...........................................  32
Section 3.09.  Optional Termination or Reduction of Commitments........  32
Section 3.10.  Method of Electing Interest Rates.......................  32
Section 3.11.  Optional Prepayments....................................  34
Section 3.12.  General Provisions as to Payments.......................  34
Section 3.13.  Funding Losses..........................................  35
Section 3.14.  Computation of Interest and Fees........................  35
Section 3.15.  Regulation D Compensation...............................  36


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Section 3.16.  Effect of Asset Securitization..........................  36

                                  ARTICLE 4
                                  Conditions

Section 4.01.  Closing with Campbell...................................  36
Section 4.02.  Closing with the Company................................  38
Section 4.03.  Borrowings by the Company...............................  40

                                  ARTICLE 5
                 Representations and Warranties of the Company

Section 5.01.  Corporate Existence and Power...........................  41
Section 5.02.  Corporate and Governmental Authorization; No
               Contravention...........................................  41
Section 5.03.  Binding Effect..........................................  41
Section 5.04.  Financial Information...................................  41
Section 5.05.  Litigation..............................................  42
Section 5.06.  Compliance with ERISA...................................  42
Section 5.07.  Environmental Matters...................................  43
Section 5.08.  Taxes...................................................  43
Section 5.09.  Subsidiaries............................................  43
Section 5.10.  No Regulatory Restrictions on Borrowing.................  44
Section 5.11.  Full Disclosure.........................................  44
Section 5.12.  Fair Value; Solvency....................................  44

                                  ARTICLE 6
                                  Covenants

Section 6.01.  Information.............................................  44
Section 6.02.  Maintenance of Property; Insurance......................  46
Section 6.03.  Conduct of Business and Maintenance of Existence........  46
Section 6.04.  Compliance with Laws....................................  47
Section 6.05.  Inspection of Property, Books and Records...............  47
Section 6.06.  Use of Proceeds.........................................  47
Section 6.07.  Mergers and Sales of Assets.............................  47
Section 6.08.  Negative Pledge.........................................  48
Section 6.09.  Subsidiary Debt Limitation..............................  49
Section 6.10.  Debt/EBITDA Ratio.......................................  49
Section 6.11.  Fixed Charge Coverage Ratio.............................  49
Section 6.12.  Restricted Payments.....................................  49
Section 6.13.  Investments.............................................  49


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Section 6.14.  Transactions with Affiliates............................  50

                                  ARTICLE 7
                                  Defaults

Section 7.01.  Events of Default.......................................  51
Section 7.02.  Notice of Default.......................................  53

                                  ARTICLE 8
                           The Administrative Agent

Section 8.01.  Appointment and Authorization...........................  53
Section 8.02.  Administrative Agent and Affiliates.....................  53
Section 8.03.  Action by Administrative Agent..........................  53
Section 8.04.  Consultation with Experts...............................  53
Section 8.05.  Liability of Administrative Agent.......................  54
Section 8.06.  Indemnification.........................................  54
Section 8.07.  Credit Decision.........................................  54
Section 8.08.  Successor Administrative Agent..........................  55
Section 8.09.  Administrative Agent's Fees.............................  55
Section 8.10.  Syndication Agent.......................................  55

                                  ARTICLE 9
                            Change in Circumstances

Section 9.01.  Basis for Determining Interest Rate Inadequate or Unfair  55
Section 9.02.  Illegality..............................................  56
Section 9.03.  Increased Cost and Reduced Return.......................  57
Section 9.04.  Taxes...................................................  58
Section 9.05.  Base Rate Loans Substituted for Affected Fixed Rate.....  60

                                  ARTICLE 10
                                 Miscellaneous

Section 10.01.  Notices................................................  60
Section 10.02.  No Waivers.............................................  60
Section 10.03.  Expenses; Indemnification..............................  61
Section 10.04.  Sharing of Set-offs....................................  61
Section 10.05.  Amendments and Waivers.................................  62
Section 10.06.  Successors and Assigns.................................  62
Section 10.07.  No Reliance on Margin Stock............................  64

Section 10.08.  Governing Law; Submission to Jurisdiction..............  64
Section 10.09.  Counterparts; Integration; Effectiveness...............  64
Section 10.10.  WAIVER OF JURY TRIAL...................................  64

COMMITMENT SCHEDULE
RATIO-BASED PRICING SCHEDULE
RATINGS-BASED PRICING SCHEDULE
SCHEDULE I  -   List of Spin-Off Agreements
EXHIBIT A   -   Form of Note
EXHIBIT B   -   Money Market Quote Request
EXHIBIT C   -   Invitation for Money Market Quotes
EXHIBIT D   -   Money Market Quote
EXHIBIT E   -   Opinion of Counsel for Campbell
EXHIBIT F   -   Opinion of Counsel for the Company
EXHIBIT G-1 -   Opinion of Special Counsel for the Administrative Agent
                delivered on the Campbell Closing Date
EXHIBIT G-2 -   Opinion of Special Counsel for the Administrative Agent
                delivered on the Company Closing Date
EXHIBIT H   -   Assignment and Assumption Agreement
EXHIBIT I   -   Form of Campbell Global Note

                               CREDIT AGREEMENT

     AGREEMENT dated as of February 20, 1998 among VLASIC FOODS INTERNATIONAL INC., CAMPBELL SOUP COMPANY, the BANKS party hereto, THE CHASE MANHATTAN BANK, as Syndication Agent, and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Administrative Agent.

     WHEREAS, on the date hereof, the Company is a wholly-owned subsidiary of Campbell;

     WHEREAS, the Company and Campbell desire to establish a five year revolving credit facility in the amount of $750,000,000 as provided herein;

     WHEREAS, Campbell will borrow an amount not to exceed $500,000,000 under this facility on the Campbell Closing Date for the purpose of repaying outstanding debt of Campbell;

     WHEREAS, after such borrowing, Campbell will effect the Spin-Off, pursuant to which 100% of the shares of capital stock of the Company will be distributed to the owners of Campbell's common stock;

     WHEREAS, upon the consummation of the Company Closing, the Company will assume all of the obligations of Campbell with respect to the loans made to Campbell hereunder and Campbell will be released from such obligations;

     WHEREAS, after the Company Closing Date, the Company proposes to use funds available under this facility for its general corporate purposes, including acquisitions;

     WHEREAS, the loans made to Campbell hereunder will mature (i) one month after the Campbell Closing Date if the Company Closing is not consummated before the Spin-Off Deadline or (ii) five years after the date hereof if the Company Closing is consummated before the Spin-Off Deadline; and

     WHEREAS, on the terms and conditions provided herein, the Banks are willing
(i) to lend up to $500,000,000 to Campbell on the Campbell Closing Date, (ii) to release Campbell from its obligations with respect to such loans upon the assumption of such obligations by the Company on the Company Closing Date and
(iii) to make loans to the Company from time to time after the Company Closing Date;

     NOW, THEREFORE, the parties hereto agree as follows:

                                   ARTICLE 1

                                  DEFINITIONS

     Section 1.01. Definitions. The following terms, as used herein, have the following meanings:

     "ABSOLUTE RATE AUCTION" means a solicitation of Money Market Quotes setting forth Money Market Absolute Rates pursuant to Section 3.03.

     "ADJUSTED CD RATE" has the meaning set forth in Section 3.07(b).

     "ADMINISTRATIVE AGENT" means Morgan Guaranty Trust Company of New York in its capacity as Administrative Agent for the Banks hereunder, and its successors in such capacity.

     "ADMINISTRATIVE QUESTIONNAIRE" means, with respect to each Bank, an administrative questionnaire in the form prepared by the Administrative Agent and submitted to the Administrative Agent (with a copy to the Company) duly completed by such Bank.

     "AFFILIATE" means (i) any Person that directly, or indirectly through one or more intermediaries, controls the Company (a "Controlling Person") or (ii) any Person (other than the Company or a Subsidiary) which is controlled by or is under common control with a Controlling Person. As used herein, the term "control" means possession, directly or indirectly, of the power to vote 10% or more of any class of voting securities of a Person or to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

     "APPLICABLE LENDING OFFICE" means, with respect to any Bank, (i) in the case of its Domestic Loans, its Domestic Lending Office, (ii) in the case of its Euro-Dollar Loans, its Euro-Dollar Lending Office and (iii) in the case of its Money Market Loans, its Money Market Lending Office.

     "APPLICABLE PRICING SCHEDULE" means (i) the Ratio-Based Pricing Schedule attached hereto, until the senior unsecured long-term debt securities of the Company (without third party credit enhancement) are assigned a rating by S&P, Moody's or both, and (ii) thereafter, the Ratings-Based Pricing Schedule attached hereto.

     "ASSESSMENT RATE" has the meaning set forth in Section 3.07(b).

     "ASSET SECURITIZATION" means a sale or other disposition by the Company or any Subsidiary of accounts receivable.

     "ASSIGNEE" has the meaning set forth in Section 10.06(c).

     "BANK" means each bank listed on the signature pages hereof, each Assignee which becomes a Bank pursuant to Section 10.06(c), and their respective successors.

     "BASE RATE" means, for any day, a rate per annum equal to the higher of (i) the Prime Rate for such day and (ii) the sum of 1/2 of 1% plus the Federal Funds Rate for such day.

     "BASE RATE LOAN" means a Committed Loan which bears interest at the Base Rate pursuant to the applicable Notice of Committed Borrowing or Notice of Interest Rate Election or the provisions of Article 9.

    "BORROWING" has the meaning set forth in Section 1.03.

     "CAMPBELL" means Campbell Soup Company, a New Jersey corporation, and its successors.

     "CAMPBELL CLOSING" means the closing with Campbell hereunder on the Campbell Closing Date.

     "CAMPBELL CLOSING DATE" means the date on or after the Effective Date on which (i) all the conditions specified in Section 4.01 shall have been satisfied and (ii) the Campbell Loans shall be made.

     "CAMPBELL ERISA GROUP" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with Campbell, are treated as a single employer under Section 414 of the Internal Revenue Code.

     "CAMPBELL GLOBAL NOTE" has the meaning set forth in Section 2.03.

     "CAMPBELL LOAN AMOUNT" means the aggregate amount (not to exceed $500,000,000) to be borrowed by Campbell hereunder on the Campbell Closing Date as specified by Campbell pursuant to Section 2.02(a).

     "CAMPBELL LOANS" has the meaning set forth in Section 2.01.

     "CAMPBELL'S CONSOLIDATED NET ASSETS" means the total assets of Campbell and its Consolidated Subsidiaries after deducting therefrom all current liabilities.

     "CAMPBELL'S LATEST FORM 10-Q" means Campbell's quarterly report on Form 10-Q for the fiscal quarter ended November 2, 1997, as filed with the SEC pursuant to the Exchange Act.

    "CAMPBELL'S 1997 FORM 10-K" means Campbell's annual report on Form 10-K for the fiscal year ended August 3, 1997, as filed with the SEC pursuant to the Exchange Act.

     "CD BASE RATE" has the meaning set forth in Section 3.07(b).

     "CD LOAN" means a Committed Loan which bears interest at a CD Rate pursuant to the applicable Notice of Committed Borrowing or Notice of Interest Rate Election.

     "CD MARGIN" means a rate per annum determined in accordance with the Applicable Pricing Schedule.

     "CD RATE" means a rate of interest determined pursuant to Section 3.07(b) on the basis of an Adjusted CD Rate.

     "CD REFERENCE BANKS" means The Chase Manhattan Bank, Morgan Guaranty Trust Company of New York and Wachovia Bank, N.A.

     "COMBINED BASIS", when used with respect to determining any amount, means that such amount is to be determined by combining the relevant amounts for each of the Company's businesses in the same manner and with the same pro-forma adjustments as were used in preparing the Company's combined pro-forma financial statements included in the Form 10.

     "COMMITMENT" means, with respect to each Bank listed on the Commitment Schedule, (i) the amount set forth opposite its name on the Commitment Schedule or (ii) with respect to any Assignee which becomes a Bank pursuant to Section 10.06(c), the amount of the transferor Bank's Commitment assigned to such Assignee pursuant to Section 10.06(c), in each case as such amount may be reduced from time to time pursuant to Section 3.09 or 3.16 or changed as a result of an assignment pursuant to Section 10.06(c).

     "COMMITMENT PERCENTAGE" means, with respect to any Bank at any time, the percentage which the amount of such Bank's Commitment then constitutes of the aggregate amount of the Commitments.

     "COMMITMENT SCHEDULE" means the Commitment Schedule attached hereto.

     "COMMITTED LOAN" means a loan made by a Bank to Campbell on the Campbell Closing Date pursuant to Section 2.01 or a loan made by a Bank to the Company after the Company Closing Date pursuant to Section 3.01; provided that, if any such loan or loans (or portions thereof) are combined or subdivided pursuant to a Notice of Interest Rate Election, the term "Committed Loan" shall refer to the combined principal amount resulting from such combination or to each of the separate principal amounts resulting from such subdivision, as the case may be.

     "COMPANY" means Vlasic Foods International Inc., a New Jersey corporation, and its successors.

     "COMPANY CLOSING" means the closing with the Company hereunder on the Company Closing Date.

     "COMPANY CLOSING DATE" means the date after the Campbell Closing Date on which (i) all the conditions specified in Section 4.02 shall have been satisfied and (ii) the Company shall assume the Campbell Loans as provided in Section 2.09.

     "COMPANY'S SHARE" means, at any date, with respect to the Debt or interest expense of any Minority-Owned Affiliate, a percentage of such Debt or interest expense equal to the percentage of the outstanding aggregate equity interests (other than preferred stock) in such Minority-Held Affiliate held at such date by the Company and its Subsidiaries.

     "CONSOLIDATED DEBT" means, at any date, the sum of (i) the Debt of the Company and its Consolidated Subsidiaries, determined on a consolidated basis as of such date, and (ii) the Company's Share of the Debt of each Minority-Owned Affiliate.

     "CONSOLIDATED EBITDA" means, for any period, Consolidated Net Income for such period plus, to the extent deducted in determining Consolidated Net Income for such period, the aggregate amount of (i) Consolidated Interest Expense, (ii) income tax expense and (iii) depreciation, amortization and other similar non-cash charges (including, without limitation, a write-off or write-down of assets); provided that, for any period or portion of a period before the Spin-Off Date, "Consolidated EBITDA" shall be determined on a Combined Basis.

     "CONSOLIDATED INTEREST EXPENSE" means, for any period, the sum of (i) the interest expense of the Company and its Consolidated Subsidiaries, determined on a consolidated basis for such period, and (ii) the Company's Share of the interest expense of each Minority-Owned Affiliate; provided that, for any period or portion of a period before the Spin-Off Date, the interest expense of the Company and its Consolidated Subsidiaries referred to in clause (i) shall be determined on a Combined Basis.

     "CONSOLIDATED NET INCOME" means, for any period, the net income of the Company and its Consolidated Subsidiaries, determined on a consolidated basis for such period, adjusted to exclude the effect of any extraordinary or other non-recurring gain (but not loss); provided that, for any period or portion of a period before the Spin-Off Date, "Consolidated Net Income" shall be determined on a Combined Basis.

     "CONSOLIDATED SUBSIDIARY" means at any date any Subsidiary or other entity the accounts of which would be consolidated with those of the Company in its consolidated financial statements if such statements were prepared as of such date.

     "CONSOLIDATED TANGIBLE ASSETS" means, at any date, the consolidated assets of the Company and its Consolidated Subsidiaries less their consolidated Intangible Assets, all determined as of such date. As used herein "INTANGIBLE ASSETS" means the amount (to the extent reflected in determining such consolidated assets) of (i) all write-ups (except write-ups resulting from foreign currency translations and write-ups of assets of a going concern business made within twelve months after the acquisition of such business) after November 2, 1997 in the book value of any asset owned by the Company or a Consolidated Subsidiary, (ii) all Investments in unconsolidated Subsidiaries and all equity Investments in Persons which are not Subsidiaries and (iii) all unamortized debt discount and expense, unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, anticipated future benefit of tax loss carry-forwards, copyrights, organization and developmental expenses and other intangible assets.

     "CONTINUING DIRECTOR" means (i) any individual who is a director of the Company on the Spin-Off Date and (ii) any individual who becomes a director of the Company after the Spin-Off Date and is elected or nominated for election as a director of the Company by a majority of the individuals who were Continuing Directors immediately before such election or nomination.

     "CREDIT EXPOSURE" means, with respect to any Bank at any time, (i) the amount of its Commitment (whether used or unused) at such time or (ii) if the Commitments have terminated in their entirety, the aggregate outstanding principal amount of its Loans at such time.

     "DEBT" of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person as lessee which are capitalized in accordance with generally accepted accounting principles, (v) all non-contingent obligations of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit or similar instrument, (vi) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person and (vii) all Debt of others Guaranteed by such Person.

     "DEBT/EBITDA RATIO" means, at the end of any Fiscal Quarter, the ratio of
(i) Consolidated Debt at the end of such Fiscal Quarter to (ii) Consolidated EBITDA for the period of four consecutive Fiscal Quarters then ended.

     "DEFAULT" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

     "DESIGNATED AFFILIATE" means (i) Bennett Dorrance, (ii) Mary Alice Malone,
(iii) the June 2, 1990 Voting Trust described in the Form 10 or (iv) any group of Persons (within the meaning of Section 13 or 14 of the Exchange Act) which includes one or more of the foregoing.

     "DOMESTIC BUSINESS DAY" means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized by law to close.

     "DOMESTIC INVENTORY" means inventory owned by Campbell or any Subsidiary of Campbell and located in the United States.

     "DOMESTIC LENDING OFFICE" means, as to each Bank, its office located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Domestic Lending Office) or such other office as such Bank may hereafter designate as its Domestic Lending Office by notice to the Company and the Administrative Agent; provided that any Bank may so designate separate Domestic Lending Offices for its Base Rate Loans, on the one hand, and its CD Loans, on the other hand, in which case all references herein to the Domestic Lending Office of such Bank shall be deemed to refer to either or both of such offices, as the context may require.

     "DOMESTIC LOANS" means CD Loans or Base Rate Loans or both.

     "DOMESTIC RECEIVABLES" means receivables of Campbell or any Subsidiary of Campbell which in the ordinary course of business are payable in the United States.

     "DOMESTIC RESERVE PERCENTAGE" has the meaning set forth in Section 3.07(b).

     "EFFECTIVE DATE" means the date this Agreement becomes effective in accordance with Section 10.09.

     "ENVIRONMENTAL LAWS" means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to the environment, the effect of the environment on human health or to emissions, discharges or releases of pollutants, contaminants, Hazardous Substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Substances or wastes or the clean-up or other remediation thereof.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

     "ERISA GROUP" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Company, are treated as a single employer under Section 414 of the Internal Revenue Code.

     "EURO-DOLLAR BUSINESS DAY" means any Domestic Business Day on which commercial banks are open for international business (including dealings in dollar deposits) in London.

     "EURO-DOLLAR LENDING OFFICE" means, as to each Bank, its office, branch or affiliate located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Euro-Dollar Lending Office) or such other office, branch or affiliate of such Bank as it may hereafter designate as its Euro-Dollar Lending Office by notice to the Company and the Administrative Agent.

     "EURO-DOLLAR LOAN" means a Committed Loan which bears interest at a Euro-Dollar Rate pursuant to the applicable Notice of Committed Borrowing or Notice of Interest Rate Election.

     "EURO-DOLLAR MARGIN" means a rate per annum determined in accordance with the Applicable Pricing Schedule.

    "EURO-DOLLAR RATE" means a rate of interest determined pursuant to Section 3.07(c) on the basis of a London Interbank Offered Rate.

     "EURO-DOLLAR REFERENCE BANKS" means the principal London offices of The Chase Manhattan Bank, Morgan Guaranty Trust Company of New York and Wachovia Bank, N.A.

     "EURO-DOLLAR RESERVE PERCENTAGE" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Bank to United States residents).

     "EVENTS OF DEFAULT" has the meaning set forth in Section 7.01.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time.

     "FACILITY FEE RATE" means a rate per annum determined in accordance with the Applicable Pricing Schedule.

     "FEDERAL FUNDS RATE" means, for any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, provided that (i) if such day is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and (ii) if no such rate is so published on such next succeeding Domestic Business Day, the Federal Funds Rate for such day shall be the average rate quoted to Morgan Guaranty Trust Company of New York on such day on such transactions as determined by the Administrative Agent.

     "FISCAL QUARTER" means a fiscal quarter of the Company.

     "FISCAL YEAR" means a fiscal year of the Company.

     "FIXED CHARGE COVERAGE RATIO" means, at the end of any Fiscal Quarter, the ratio of Consolidated EBITDA for the period of four consecutive Fiscal Quarters then ended to Consolidated Interest Expense for such period of four consecutive Fiscal Quarters.

     "FIXED RATE BORROWING" means a Borrowing comprised of Fixed Rate Loans.

     "FIXED RATE LOANS" means CD Loans or Euro-Dollar Loans or Money Market Loans (excluding Money Market LIBOR Loans bearing interest at the Base Rate pursuant to Section 9.01) or any combination of the foregoing.

     "FORM 10" means the Company's report on Form 10, as filed with the SEC pursuant to the Exchange Act on February 6, 1998 (which report includes the Information Statement).

     "GROUP OF LOANS" or "GROUP" means at any time a group of Loans consisting of (i) all Committed Loans which are Base Rate Loans at such time, (ii) all Euro-Dollar Loans having the same Interest Period at such time or (iii) all CD Loans having the same Interest Period at such time; provided that, if a Committed Loan of any particular Bank is converted to or made as a Base Rate Loan pursuant to Article 9, such Loan shall be included in the same Group or Groups of Loans from time to time as it would have been in if it had not been so converted or made.

     "GUARANTEE" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise), (ii) to reimburse a bank for amounts drawn under a letter of credit for the purpose of paying such Debt or
(iii) entered into for the purpose of assuring in any other manner the holder of such Debt of the payment thereof or to protect such holder against loss in respect thereof (in whole or in part); provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

     "HAZARDOUS SUBSTANCES" means any toxic, radioactive, caustic or otherwise hazardous substance, including petroleum, its derivatives, by-products and other hydrocarbons, or any substance having any constituent elements displaying any of the foregoing characteristics.

     "INDEMNITEE" has the meaning set forth in Section 10.03(b).

     "INFORMATION STATEMENT" means the draft of the Information Statement furnished to the Banks with respect to the Spin-Off included in the Form 10.

     "INTEREST PERIOD" means: (1) in the case of the initial Interest Period applicable to the Campbell Loans, a period of one month commencing on the Campbell Closing

Date; provided that such Interest Period shall be subject to the provisions of clauses (a) and (b) of paragraph (2) of this definition;

     (2) with respect to (i) each Euro-Dollar Loan made to the Company and (ii) each Campbell Loan which is assumed by the Company on the Company Closing Date and continued as a Euro-Dollar Loan after the initial Interest Period applicable thereto expires, the period commencing on the date of borrowing specified in the applicable Notice of Borrowing or on the date specified in the applicable Notice of Interest Rate Election and ending one, two, three or six months thereafter, as the Company may elect in such notice; provided that:

          (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

          (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Euro-Dollar Business Day of a calendar month; and

          (c) any Interest Period which would otherwise end after the Terminatio n Date shall end on the Termination Date.

     (3) with respect to each CD Loan, the period commencing on the date of borrowing specified in the applicable Notice of Borrowing or on the date specified in the applicable Notice of Interest Rate Election and ending 30, 60, 90 or 180 days thereafter, as the Company may elect in such notice; provided that:

          (a) any Interest Period (other than an Interest Period determined pursuant to clause (b) below) which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day; and

          (b) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date.

     (4) with respect to each Money Market LIBOR Loan, the period commencing on the date of borrowing specified in the applicable Notice of Borrowing and ending such whole number of months thereafter as the Company may elect in accordance with Section 3.03; provided that:

          (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

          (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Euro-Dollar Business Day of a calendar month; and

          (c) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date.

     (5) with respect to each Money Market Absolute Rate Loan, the period commencing on the date of borrowing specified in the applicable Notice of Borrowing and ending such number of days thereafter (but not less than 30 days) as the Company may elect in accordance with Section 3.03; provided that:

          (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day; and

          (b) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date.

     "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended, or any successor statute.

     "INVESTMENT" means any investment in any Person, whether by means of share purchase, capital contribution, loan, Guarantee, time deposit or otherwise (but not including any demand deposit). " LIBOR AUCTION" means a solicitation of Money Market Quotes setting forth Money Market Margins based on the London Interbank Offered Rate pursuant to Section 3.03.

     "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, or any other type of preferential arrangement that has the practical effect of creating a security interest, in respect of such asset. For the purposes of this Agreement, the Company or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

     "LOAN" means a Committed Loan or a Money Market Loan and "Loans" means Committed Loans or Money Market Loans or any combination of the foregoing.

     "LONDON INTERBANK OFFERED RATE" has the meaning set forth in Section
3.07(c).

     "MATERIAL DEBT" means Debt (except Debt outstanding hereunder) of the Company and/or one or more of its Subsidiaries, arising in one or more related or unrelated transactions, in an aggregate principal or face amount exceeding $30,000,000.

     "MATERIAL PLAN" means at any time a Plan or Plans having aggregate Unfunded Liabilities in excess of $30,000,000.

     "MINORITY-OWNED AFFILIATE" means any Person (other than a Subsidiary) in which the Company and its Subsidiaries hold at least 20% of the aggregate outstanding equity interests of any class.

     "MONEY MARKET ABSOLUTE RATE" has the meaning set forth in Section 3.03(d)(ii).

     "MONEY MARKET ABSOLUTE RATE LOAN" means a loan to be made by a Bank pursuant to an Absolute Rate Auction.

     "MONEY MARKET LENDING OFFICE" means, as to each Bank, its Domestic Lending Office or such other office, branch or affiliate of such Bank as it may hereafter designate as its Money Market Lending Office by notice to the Company and the Administrative Agent; provided that any Bank may from time to time by notice to the Company and the Administrative Agent designate separate Money Market Lending Offices for its Money Market LIBOR Loans, on the one hand, and its Money Market Absolute Rate Loans, on the other hand, in which case all references herein to the Money Market Lending Office of such Bank shall be deemed to refer to either or both of such offices, as the context may require.

     "MONEY MARKET LIBOR LOAN" means a loan to be made by a Bank pursuant to a LIBOR Auction (including such a loan bearing interest at the Base Rate pursuant to Section 9.01).

     "MONEY MARKET LOAN" means a Money Market LIBOR Loan or a Money Market Absolute Rate Loan.

     "MONEY MARKET MARGIN" has the meaning set forth in Section 3.03(d)(ii).

     "MONEY MARKET QUOTE" means an offer by a Bank to make a Money Market Loan in accordance with Section 3.03.

     "MOODY'S" means Moody's Investors Service, Inc.

     "MULTIEMPLOYER PLAN" means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

     "NOTES" means promissory notes of the Company, substantially in the form of Exhibit A hereto, evidencing the obligations of the Company to repay the Campbell Loans assumed by it and all other Loans made to it, and "Note" means any one of such promissory notes issued hereunder.

     "NOTICE OF BORROWING" means a Notice of Committed Borrowing (as defined in
Section 3.02) or a Notice of Money Market Borrowing (as defined in Section 3.03(f)).

     "NOTICE OF INTEREST RATE ELECTION" has the meaning set forth in Section 3.10(a).

     "PARENT" means, with respect to any Bank, any Person controlling such Bank.

     "PARTICIPANT" has the meaning set forth in Section 10.06(b).

     "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

     "PERSON" means an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

     "PLAN" means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

     "PRIME RATE" means the rate of interest publicly announced by Morgan Guaranty Trust Company of New York in New York City from time to time as its Prime Rate.

     "PRINCIPAL PROPERTY OF CAMPBELL" means any manufacturing or processing plant or warehouse (a) located in the United States, (b) owned by Campbell or any Subsidiary of Campbell and (c) having a gross book value (including related land and improvements therein and all machinery and equipment included therein without deduction of any depreciation reserves) on the date as of which the determination is being made exceeding 2% of Campbell's Consolidated Net Assets.

     "PRINCIPAL SUBSIDIARY OF CAMPBELL" means any Subsidiary of Campbell which
(a) owns a Principal Property of Campbell, (b) owns Domestic Inventory and Domestic Receivables with a combined aggregate book value in excess of $30,000,000 or (c) owns (directly or indirectly) the stock of any Subsidiary of Campbell which owns a Principal Property of Campbell or has Domestic Inventory and Domestic Receivables with a combined aggregate book value in excess of $30,000,000.

     "QUARTERLY DATES" means each March 31, June 30, September 30 and December
31.

     "REFERENCE BANKS" means the CD Reference Banks or the Euro-Dollar Reference Banks, as the context may require, and "Reference Bank" means any one of such Reference Banks.

     "REGULATION U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

     "REQUIRED BANKS" means at any time Banks having more than 50% of the Credit Exposures at such time.

     "RESTRICTED PAYMENT" means (i) any dividend or other distribution on any shares of the Company's capital stock (except dividends payable solely in shares of its capital stock other than mandatorily redeemable preferred stock) or (ii) any payment on account of the purchase, redemption, retirement or acquisition of
(a) any shares of the Company's capital stock or (b) any option, warrant or other right to acquire shares of the Company's capital stock (but not including payments of principal, premium (if any) or interest made pursuant to the terms of convertible debt securities prior to conversion), provided that the assumption by the Company of obligations of Campbell pursuant to Section 2.09 shall not constitute a Restricted Payment.

     "REVOLVING CREDIT PERIOD" means the period from and including the Company Closing Date to but not including the Termination Date.

     "SEC" means the Securities and Exchange Commission.

     "SOVEREIGN" means (i) the central or federal executive or legislative governmental authority of a country or (ii) any agency or instrumentality of such governmental authority (including any central bank or central monetary authority) to the extent the obligations of such agency or instrumentality are fully backed by the general taxing power of such governmental authority.

     "SPIN-OFF" means the distribution by Campbell of 100% of the capital stock of the Company to shareowners of Campbell substantially in the manner described in the Information Memorandum.

     "SPIN-OFF AGREEMENTS" means the agreements listed on Schedule I hereto, in each case complying in all material respects with the description thereof in the Information Statement.

     "SPIN-OFF DATE" means the date on which the Spin-Off is consummated.

     "SPIN-OFF DEADLINE" means 5:00 P.M. (New York City time) on the earlier of
(i) May 15, 1998 and (ii) the date which is 30 days after the Campbell Closing Date.

     "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies.

     "SUBSIDIARY" means, as to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person. Unless otherwise specified, "Subsidiary" means a Subsidiary of the Company.

     "SYNDICATION AGENT" means The Chase Manhattan Bank in its capacity as syndication agent for this revolving credit facility.

     "TEMPORARY CASH INVESTMENT" means any Investment in (i) direct obligations of the United States or any agency thereof or obligations guaranteed by the United States or any agency thereof, (ii) commercial paper rated at least A-1 by S&P and at least P-1 by Moody's, (iii) time deposits with, including certificates of deposit issued by, any office located in the United States of any bank or trust company which is organized or licensed under the laws of the United States or any State thereof and has capital, surplus and undivided profits aggregating at least $1,000,000,000, (iv) repurchase agreements with respect to securities described in clause (i) above entered into with an office of a bank or trust company meeting the criteria specified in clause (iii) above,
(v) securities issued or fully and unconditionally guaranteed by any state, commonwealth or territory of the United States or by any political subdivision or taxing authority thereof, and rated, in the case of long-term securities, at least AA by S&P and Aa2 by Moody's, or, in the case of short-term securities, at least SP1 by S&P and either MIG1 or VMIG1 by Moody's; (vi) direct obligations of any foreign Sovereign recognized by the United States whose unguaranteed, unsecured and otherwise unsupported long-term Sovereign U.S. dollar-denominated debt obligations are rated at least AA by S&P and Aa2 by Moody's, (vii) time deposits with, including certificates of deposit issued by, any bank or trust company which is organized or licensed under the laws of any foreign country recognized by the United States which has capital, surplus and undivided profits aggregating at least $1,000,000,000 (or the currency equivalent thereof) or
(viii) shares of any money market or mutual fund, substantially all of the assets of which are invested in securities and instruments of the types set forth in clauses (i) through (vii) above, provided in each case that such Investment matures within one year after it is acquired by the Company or a Subsidiary.

     "TERMINATION DATE" means February 20, 2003, or, if such day is not a Euro-Dollar Business Day, the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the Termination Date shall be the next preceding Euro-Dollar Business Day.

     "UNFUNDED LIABILITIES" means, with respect to any Plan at any time, the amount (if any) by which (i) the value of all benefit liabilities under such Plan, determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds (ii) the fair market value of all Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

     "UNITED STATES" means the United States of America, including the States and the District of Columbia, but excluding its territories and possessions.

     "VLASIC FOODS BUSINESSES" means (i) with respect to any period prior to the Spin-Off, the businesses to be owned by the Company following the Spin-Off, as described on page 1 of the Information Statement, and (ii) with respect to any period after the Spin-Off, the businesses of the Company and its Subsidiaries.

     Section 1.02. Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with generally accepted accounting principles as in effect from time to time, applied on a basis consistent (except for changes concurred in by the Company's independent public accountants), with the combined financial statements of the Company included in the Information Statement; provided that, if the Company notifies the Administrative Agent that the Company wishes to amend any provision hereof to eliminate the effect of any change in generally accepted accounting principles on the operation of such provision (or if the Administrative Agent notifies the Company that the Required Banks wish to amend any provision hereof for such purpose), then the Company's compliance with such provision shall be determined on the basis of generally accepted accounting principles in effect immediately before the relevant change in generally accepted accounting principles became effective, until either such notice is withdrawn or such provision is amended in a manner satisfactory to the Company and the Required Banks.

     Section 1.03. Types of Borrowings. The term "BORROWING" denotes the aggregation of Loans by one or more Banks to be made to the Company pursuant to
Article 3, in each case on the same day, all of which Loans are of the same type (subject to Article 9) and, except in the case of Base Rate Loans, have the same initial Interest Period. Borrowings are classified for purposes of this Agreement either by reference to the pricing of Loans comprising such Borrowing (e.g., a "EURO-DOLLAR BORROWING" is a Borrowing comprised of Euro-Dollar Loans and a "CD BORROWING" is a Borrowing comprised of CD Loans) or by reference to the provisions of Article 3 under which participation therein is determined (i.e., a "COMMITTED BORROWING" is a Borrowing under Section 3.01 in which all Banks participate in proportion to their Commitments, while a "MONEY MARKET BORROWING" is a Borrowing under Section 3.03 in which the Bank participants are determined on the basis of their bids).

                                   ARTICLE 2

                               LOANS TO CAMPBELL

     Section 2.01. Commitments to Lend. Each Bank severally agrees, on the terms and conditions set forth in this Agreement, to make a loan to Campbell on the Campbell Closing Date in an amount equal to such Bank's Commitment Percentage of the Campbell Loan Amount (such loans in an aggregate amount equal to the Campbell Loan Amount being herein called the "CAMPBELL LOANS").

     Section 2.02. Notice of Campbell Closing Date; Funding of Loans. (a) Campbell shall give the Administrative Agent a notice, not later than 10:30 A.M. (New York City time) on the third Euro-Dollar Business Day before the Campbell Closing Date, specifying:

     (i)   the Campbell Closing Date (which shall be a Euro-Dollar Business
Day); and

     (ii)  the Campbell Loan Amount, which shall not exceed $500,000,000.

Promptly after receiving such notice, the Administrative Agent shall notify each Bank of the Campbell Closing Date, the Campbell Loan Amount and such Bank's Commitment Percentage thereof, and such notice shall not thereafter be revocable by Campbell.

     (b) Not later than 12:00 Noon (New York City time) on the Campbell Closing Date, each Bank shall make available an amount equal to its Commitment Percentage of the Campbell Loan Amount, in Federal or other funds immediately available in New York City, to the Administrative Agent at its address referred to in Section 10.01. Unless the Administrative Agent determines that any applicable condition specified in Section 4.01 has not been satisfied, the Administrative Agent will make the funds so received from the Banks available to Campbell at the Administrative Agent's aforesaid address.

     (c) Unless the Administrative Agent shall have received notice from a Bank prior to the Campbell Closing Date that such Bank will not make available to the Administrative Agent an amount equal to such Bank's Commitment Percentage of the Campbell Loan Amount, the Administrative Agent may assume that such Bank has made such amount available to the Administrative Agent on the Campbell Closing Date in accordance with subsection (b) of this Section and the Administrative Agent may, in reliance upon such assumption, make a corresponding amount available to Campbell on the Campbell Closing Date. If and to the extent that such Bank shall not have so made such amount available to the Administrative Agent, such Bank and Campbell severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the day such amount is made available to Campbell until the day such amount is repaid to the Administrative Agent, at (i) in the case of Campbell, a rate per annum equal to the higher of the Federal Funds Rate and the interest rate applicable thereto pursuant to Section 2.05 and (ii) in the case of such Bank, the Federal Funds Rate. If such Bank shall repay such corresponding amount to the Administrative Agent, such amount so repaid shall constitute such Bank's Campbell Loan for purposes of this Agreement.

     Section 2.03. Campbell Global Note. Campbell's obligations to pay the principal of and interest on the Campbell Loans shall be evidenced by a single global promissory note of Campbell, payable to the order of the Administrative Agent for the accounts of the several Banks in a principal amount equal to the Campbell Loan Amount. Such note (the "CAMPBELL GLOBAL NOTE") shall be in substantially the form of Exhibit I hereto.

     Section 2.04. Maturity of Campbell Loans. Each Campbell Loan shall mature, and the principal amount thereof shall be due and payable, on the last day of the initial one-month Interest Period applicable thereto if the Company Closing is not consummated before the Spin-Off Deadline or on the Termination Date if the Company Closing is consummated before the Spin-Off Deadline.

     Section 2.05. Interest Rate. Each Campbell Loan shall bear interest initially at a Euro-Dollar Rate for an Interest Period of one month, subject to the provisions of the definition of Interest Period.

     Section 2.06. Other Applicable Provisions. The provisions of Sections 3.11 to 3.15, inclusive, and Article 9 shall apply to the Campbell Loans and Campbell's obligations in connection therewith (in each case as if each reference to the Company in said provisions referred instead to Campbell and each reference to the Notes in said provisions referred instead to the Campbell Global Note). Campbell (instead of the Company) shall pay (i) any indemnity payable under Section 9.04(c) for Taxes or Other Taxes with respect to any payments by Campbell under this Agreement or the Campbell Global Note and (ii) any indemnity payable under Section 10.03(b) with respect to any actual or proposed use of proceeds of the Campbell Loans. Campbell shall be liable jointly and severally with the Company for the facility fee payable pursuant to Section 3.08, excluding any portion of such facility fee accruing on and after the Company Closing Date..

     Section 2.07. Representations and Warranties of Campbell. Campbell represents and warrants that:

          (a) Campbell is a corporation duly incorporated, validly existing and in good standing under the laws of the State of New Jersey, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

          (b) The execution, delivery and performance by Campbell of this Agreement and the Campbell Global Note are within the corporate powers of Campbell, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of Campbell or of any agreement, judgment, injunction, order, decree or other instrument binding upon Campbell or any of its Subsidiaries or result in the creation or imposition of any Lien on any asset of Campbell or any of its Subsidiaries.

          (c) This Agreement constitutes a valid and binding agreement of Campbell and the Campbell Global Note constitutes a valid and binding obligation of Campbell, in each case enforceable in accordance with its terms except as the same may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and by general principles of equity.

          (d) The consolidated balance sheet of Campbell and its consolidated subsidiaries as of August 3, 1997 and the related consolidated statements of earnings, of shareowners' equity and of cash flows for the fiscal year then ended, reported on by Price Waterhouse LLP and set forth in Campbell's 1997 Form 10-K, a copy of which has been delivered to each of the Banks, fairly present, in conformity with generally accepted accounting principles, the consolidated financial position of Campbell and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such fiscal year.

          (e) The unaudited consolidated balance sheet of Campbell and its consolidated subsidiaries as of November 2, 1997 and the related unaudited consolidated statements of earnings, of shareowners' equity and of cash flows for the fiscal quarter then ended, a copy of which has been delivered to each of the Banks, fairly present, in conformity with generally accepted accounting principles applied on a basis consistent with the financial statements referred to in subsection (d) of this Section, the consolidated financial position of Campbell and its consolidated subsidiaries as of such date and their consolidated results of operations and cash flows for such fiscal quarter (subject to normal year-end adjustments).

          (f) Except for the effects of the Spin-Off, there has been no material adverse change in the business, financial position or results of operations of Campbell and its consolidated subsidiaries, considered as a whole, since August 3, 1997.

          (g) Campbell is not (i) an "investment company" within the meaning of the Investment Company Act of 1940, as amended, (ii) a "holding company" or a "subsidiary company" of a holding company within the meaning of the Public Utility Holding Company Act of 1935, as amended, or (iii) otherwise subject to any regulatory scheme which restricts its ability to incur debt.

          (h) All information heretofore furnished by Campbell to the Administrative Agent or any Bank for purposes of or in connection with this Agreement or any transaction contemplated hereby does not, and all such information hereafter furnished by Campbell to the Administrative Agent or any Bank will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were or will be made, not misleading.

     Section 2.08. Use of Proceeds. Campbell will use the proceeds of the Campbell Loans to repay existing debt of Campbell. None of such proceeds will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying any "margin stock" within the meaning of Regulation U.

     Section 2.09. Assumption of Campbell Loans by Company. If the Company Closing is consummated before the Spin-Off Deadline, then, effective upon the consummation of the Company Closing:

          (a) the Company will unconditionally and irrevocably assume, as principal obligor and without recourse to Campbell, all of the obligations of Campbell to make payments of principal and interest with respect to the Campbell Loans and the Campbell Global Note; and

          (b) the Company, the Administrative Agent and each Bank will unconditionally and irrevocably release Campbell from all claims and demands whatsoever which each of them then has against Campbell to make payments of principal and interest with respect to the Campbell Loans and the Campbell Global Note.

If the Company Closing is consummated before the Spin-Off Deadline, the foregoing assumption and release shall become effective concurrently with the consummation of the Company Closing and without any further action by the parties hereto, and the Administrative Agent shall promptly cancel the Campbell Global Note and return it to Campbell.

                                   ARTICLE 3
                             Loans to the Company

     Section 3.01. Commitments to Lend. Each Bank severally agrees, on the terms and conditions set forth in this Agreement, to make loans to the Company pursuant to this Section from time to time during the Revolving Credit Period; provided that, immediately after each such loan is made:

          (i) the aggregate outstanding principal amount of such Bank's Committed Loans shall not exceed its Commitment; and

          (ii) the aggregate outstanding principal amount of all the Loans shall not exceed the aggregate amount of the Commitments.

Each Borrowing under this Section shall be in an aggregate amount of $10,000,000 or any larger multiple of $1,000,000 (except that any such Borrowing may be in the aggregate amount available within the limitations in the foregoing proviso) and shall be made from the several Banks ratably in proportion to their respective Commitments. Within the foregoing limits, the Company may borrow under this Section, prepay Loans (including the Campbell Loans) to the extent permitted by Section 3.11 and reborrow at any time during the Revolving Credit Period under this Section.

     Section 3.02. Notice of Committed Borrowing. The Company shall give the Administrative Agent notice (a "NOTICE OF COMMITTED BORROWING") not later than 10:30 A.M. (New York City time) on (x) the date of each Base Rate Borrowing, (y) the second Domestic Business Day before each CD Borrowing and (z) the third Euro-Dollar Business Day before each Euro-Dollar Borrowing by it, specifying:

          (a) the date of such Borrowing, which shall be a Domestic Business Day in the case of a Domestic Borrowing or a Euro-Dollar Business Day in the case of a Euro-Dollar Borrowing;

          (b)  the aggregate amount of such Borrowing;

          (c) whether the Loans comprising such Borrowing are to bear interest initially at the Base Rate, a CD Rate or a Euro-Dollar Rate; and

          (d) in the case of a CD Borrowing or a Euro-Dollar Borrowing, the duration of the initial Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

     Section 3.03. Money Market Borrowings. (a) The Money Market Option. In addition to Committed Borrowings pursuant to Section 3.01, the Company may, as set forth in this Section, request the Banks to make offers to make Money Market Loans to the Company from time to time during the Revolving Credit Period. The Banks may, but shall have no obligation to, make such offers and the Company may, but shall have no obligation to, accept any such offers in the manner set forth in this Section.

     (b) Money Market Quote Request. When the Company wishes to request offers to make Money Market Loans under this Section, it shall transmit to the Administrative Agent by telex or facsimile transmission a Money Market Quote Request substantially in the form of Exhibit B hereto so as to be received not later than 10:30 A.M. (New York City time) on (x) the fifth Euro-Dollar Business Day prior to the date of Borrowing proposed therein, in the case of a LIBOR Auction or (y) the Domestic Business Day next preceding the date of Borrowing proposed therein, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Company and the Administrative Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective) specifying:

          (i) the proposed date of Borrowing, which shall be a Euro-Dollar Business Day in the case of a LIBOR Auction or a Domestic Business Day in the case of an Absolute Rate Auction;

          (ii) the aggregate amount of such Borrowing, which shall be $10,000,000 or a larger multiple of $1,000,000;

          (iii) the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period; and

          (iv) whether the Money Market Quotes requested are to set forth a Money Market Margin or a Money Market Absolute Rate.

The Company may request offers to make Money Market Loans for more than one Interest Period in a single Money Market Quote Request. No Money Market Quote Request shall be given within five Euro-Dollar Business Days (or such other number of days as the Company and the Administrative Agent may agree) of any other Money Market Quote Request.

     (c) Invitation for Money Market Quotes. Promptly upon receipt of a Money Market Quote Request, the Administrative Agent shall send to the Banks by telex or facsimile transmission an Invitation for Money Market Quotes substantially in the form of Exhibit C hereto, which shall constitute an invitation by the Company to each Bank to submit Money Market Quotes offering to make the Money Market Loans to which such Money Market Quote Request relates in accordance with this Section.

     (d) Submission and Contents of Money Market Quotes. Each Bank may submit a Money Market Quote containing an offer or offers to make Money Market Loans in response to any Invitation for Money Market Quotes. Each Money Market Quote must comply with the requirements of this subsection (d) and must be submitted to the Administrative Agent by telex or facsimile transmission at its offices specified in or pursuant to Section 10.01 not later than (x) 2:00 P.M. (New York City time) on the fourth Euro-Dollar Business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction or (y) 9:30 A.M. (New York City time) on the proposed date of Borrowing, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Company and the Administrative Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective); provided that Money Market Quotes submitted by the Administrative Agent (or any affiliate of the Administrative Agent) in the capacity of a Bank may be submitted, and may only be submitted, if the Administrative Agent or such affiliate notifies the Company of the terms of the offer or offers contained therein not later than

(x) one hour prior to the deadline for the other Banks, in the case of a LIBOR Auction or (y) 15 minutes prior to the deadline for the other Banks, in the case of an Absolute Rate Auction. Subject to Articles 4 and 7, any Money Market Quote so made shall be irrevocable except with the written consent of the Administrative Agent given on the instructions of the Company.

          (ii) Each Money Market Quote shall be in substantially the form of Exhibit D hereto and shall in any case specify:

                  (A)  the proposed date of Borrowing,

                  (B) the principal amount of the Money Market Loan for which each such offer is being made, which principal amount (w) may be greater than or less than the Commitment of the quoting Bank, (x) must be $5,000,000 or a larger multiple of $1,000,000, (y) may not exceed the principal amount of Money Market Loans for which offers were requested and (z) may be subject to an aggregate limitation as to the principal amount of Money Market Loans for which offers being made by such quoting Bank may be accepted,

                  (C) in the case of a LIBOR Auction, the margin above or below the applicable London Interbank Offered Rate (the "MONEY MARKET MARGIN") offered for each such Money Market Loan, expressed as a percentage (specified to the nearest 1/10,000th of 1%) to be added to or subtracted from such base rate,

                  (D) in the case of an Absolute Rate Auction, the rate of interest per annum (specified to the nearest 1/10,000th of 1%) (the "MONEY MARKET ABSOLUTE RATE") offered for each such Money Market Loan, and

                  (E)  the identity of the quoting Bank.

A Money Market Quote may set forth up to five separate offers by the quoting Bank with respect to each Interest Period specified in the related Invitation for Money Market Quotes.

          (iii) Any Money Market Quote shall be disregarded if it:

                  (A) is not substantially in conformity with Exhibit D hereto or does not specify all of the information required by subsection
          (d)(ii) above,

                  (B)  contains qualifying, conditional or similar language,

                  (C) proposes terms other than or in addition to those set forth in the applicable Invitation for Money Market Quotes, or

                  (D)  arrives after the time set forth in subsection (d)(i).

     (e) Notice to the Company. The Administrative Agent shall promptly notify the Company of the terms of (x) any Money Market Quote submitted by a Bank that is in accordance with subsection (d) and (y) any Money Market Quote that amends, modifies or is otherwise inconsistent with a previous Money Market Quote submitted by such Bank with respect to the same Money Market Quote Request. Any such subsequent Money Market Quote shall be disregarded by the Administrative Agent unless such subsequent Money Market Quote is submitted solely to correct a manifest error in such former Money Market Quote. The Administrative Agent's notice to the Company shall specify (A) the aggregate principal amount of Money Market Loans for which offers have been received for each Interest Period specified in the related Money Market Quote Request, (B) the respective principal amounts and Money Market Margins or Money Market Absolute Rates, as the case may be, so offered and (C) if applicable, limitations on the aggregate principal amount of Money Market Loans for which offers in any single Money Market Quote may be accepted.

     (f) Acceptance and Notice by the Company. Not later than 10:30 A.M. (New York City time) on (x) the third Euro-Dollar Business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction or (y) the proposed date of Borrowing, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Company and the Administrative Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective), the Company shall notify the Administrative Agent of its acceptance or non-acceptance of the offers so notified to it pursuant to subsection (e). In the case of acceptance, such notice (a "NOTICE OF MONEY MARKET BORROWING") shall specify the aggregate principal amount of offers for each Interest Period that are accepted. The Company may accept any Money Market Quote in whole or in part; provided that:

          (i) the aggregate principal amount of each Money Market Borrowing may not exceed the applicable amount set forth in the related Money Market Quote Request;

          (ii) the aggregate principal amount of each Money Market Borrowing must be $10,000,000 or a larger multiple of $1,000,000;

          (iii) acceptance of offers may only be made on the basis of ascending Money Market Margins or Money Market Absolute Rates, as the case may be;

          (iv) the Company may not accept any offer that is described in subsection (d)(iii) or that otherwise fails to comply with the requirements of this Agreement; and

          (v) immediately after such Money Market Borrowing is made, the aggregate outstanding principal amount of the Loans shall not exceed the aggregate amount of the Commitments.

     (g) Allocation by Administrative Agent. If offers are made by two or more Banks with the same Money Market Margins or Money Market Absolute Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which such offers are accepted for the related Interest Period, the principal amount of Money Market Loans in respect of which such offers are accepted shall be allocated by the Administrative Agent among such Banks as nearly as possible (in multiples of $1,000,000, as the Administrative Agent may deem appropriate) in proportion to the aggregate principal amounts of such offers. Determinations by the Administrative Agent of the amounts of Money Market Loans shall be conclusive in the absence of manifest error.

     Section 3.04. Notice to Banks; Funding of Loans. (a) Upon receipt of a Notice of Borrowing, the Administrative Agent shall promptly notify each Bank of the contents thereof and of such Bank's share (if any) of such Borrowing and such Notice of Borrowing shall not thereafter be revocable by the Company.

     (b) Not later than 12:00 Noon (New York City time) on the date of each Borrowing, each Bank participating therein shall make available its share of such Borrowing, in Federal or other funds immediately available in New York City, to the Administrative Agent at its address referred to in Section 10.01. Unless the Administrative Agent determines that any applicable condition specified in Article 4 has not been satisfied, the Administrative Agent will make the funds so received from the Banks available to the Company at the Administrative Agent's aforesaid address.

     (c) Unless the Administrative Agent shall have received notice from a Bank prior to the date of any Borrowing that such Bank will not make available to the Administrative Agent such Bank's share of such Borrowing, the Administrative Agent may assume that such Bank has made such share available to the Administrative Agent on the date of such Borrowing in accordance with subsection
(b) of this Section and the Administrative Agent may, in reliance upon such assumption, make a corresponding amount available to the Company on such date. If and to the extent that such Bank shall not have so made such share available to the Administrative Agent, such Bank and the Company severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Company until the day such amount is repaid to the Administrative Agent, at (i) in the case of the Company, a rate per annum equal to the higher of the Federal Funds Rate and the interest rate applicable thereto pursuant to Section 3.07 and (ii) in the case of such Bank, the Federal Funds Rate. If such Bank shall repay such corresponding amount to the Administrative Agent, such amount so repaid shall constitute such Bank's Loan included in such Borrowing for purposes of this Agreement.

     Section 3.05. Notes. (a) With respect to each Bank, the Company's obligation to repay (i) the Loan made by such Bank to Campbell and assumed by the Company and (ii) the Loans made by such Bank directly to the Company shall be evidenced by a single Note payable to the order of such Bank for the account of its Applicable Lending Office in an amount equal to the aggregate unpaid principal amount of such Bank's Loans assumed by or made to the Company.

     (b) Each Bank may, by notice to the Company and the Administrative Agent, request that the Company's obligation to repay such Bank's Loans of a particular type be evidenced by a separate Note in an amount equal to the aggregate unpaid principal amount of such Loans. Each such Note shall be in substantially the form of Exhibit A hereto with appropriate modifications to reflect the fact that it evidences solely Loans of the relevant type. Each reference in this Agreement to the "Note" of such Bank shall be deemed to refer to and include any or all of such Notes, as the context may require.

     (c) Upon receipt of each Bank's Note pursuant to Section 4.02(b), the Administrative Agent shall forward such Note to such Bank. Each Bank shall record the date, amount and type of the Loan made by it to Campbell and assumed by the Company and each Loan made by it to the Company, and in each case the date and amount of each payment of principal made with respect thereto, and may, if such Bank so elects in connection with any transfer or enforcement of its Note, endorse on the schedule forming a part thereof appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding; provided that a Bank's failure to make (or any error in making) any such recordation or endorsement shall not affect the Company's obligations hereunder or under the Notes. Each Bank is hereby irrevocably authorized by the Company so to endorse its Note and to attach to and make a part of such Note a continuation of any such schedule as and when required.

     Section 3.06. Maturity of Loans. (a) Each Committed Loan made to the Company (including the Campbell Loans if assumed by the Company pursuant to Section 2.09) shall mature, and the principal amount thereof shall be due and payable, on the Termination Date.

     (b) Each Money Market Loan included in any Money Market Borrowing shall mature, and the principal amount thereof shall be due and payable, on the last day of the Interest Period applicable to such Borrowing.

     Section 3.07. Interest Rates. (a) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the Base Rate for such day. Such interest shall be payable quarterly in arrears on each Quarterly Date and, with respect to the principal amount of any Base Rate Loan converted to a CD Loan or a Euro-Dollar Loan, on the day such principal amount is so converted. Any overdue principal of or interest on any Base Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 1% plus the Base Rate for such day.

     (b) Each CD Loan shall bear interest on the outstanding principal amount thereof, for each day during each Interest Period applicable thereto, at a rate per annum equal to the sum of the CD Margin for such day plus the Adjusted CD Rate applicable to such Interest Period; provided that if any CD Loan shall, as a result of clause (3)(b) of the definition of Interest Period, have an Interest Period of less than 30 days, such CD Loan shall bear interest during such Interest Period at the rate applicable to Base Rate Loans during such period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than 90 days, at intervals of 90 days after the first day thereof. Any overdue principal of or interest on any CD Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 1% plus the Base Rate for such day.

     The "ADJUSTED CD RATE" applicable to any Interest Period means a rate per annum determined pursuant to the following formula:


                               [    CDBR   ] *
                      ACDR  =  ____________    + AR
                               [ 1.00 -DRP ]

                      ACDR  =  Adjusted CD Rate
                      CDBR  =  CD Base Rate
                       DRP  =  Domestic Reserve Percentage
                        AR  =  Assessment Rate

     __________

     * The fraction in brackets being rounded upward, if necessary, to the next higher 1/100th of 1%.

     The "CD BASE RATE" applicable to any Interest Period is the rate of interest determined by the Administrative Agent to be the average (rounded upward, if necessary, to the next higher 1/100th of 1%) of the prevailing rates per annum bid at

10:00 A.M. (New York City time) (or as soon thereafter as practicable) on the first day of such Interest Period by two or more New York certificate of deposit dealers of recognized standing for the purchase at face value from each CD Reference Bank of its certificates of deposit in an amount comparable to the principal amount of the CD Loan of such CD Reference Bank to which such Interest Period applies and having a maturity comparable to such Interest Period.

     "DOMESTIC RESERVE PERCENTAGE" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including without limitation any basic, supplemental or emergency reserves) for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of new non-personal time deposits in dollars in New York City having a maturity comparable to the related Interest Period and in an amount of $100,000 or more. The Adjusted CD Rate shall be adjusted automatically on and as of the effective date of any change in the Domestic Reserve Percentage.

     "ASSESSMENT RATE" means for any day the annual assessment rate in effect on such day which is payable by a member of the Bank Insurance Fund classified as adequately capitalized and within supervisory subgroup "A" (or a comparable successor assessment risk classification) within the meaning of 12 C.F.R. (S) 327.4(a) (or any successor provision) to the Federal Deposit Insurance Corporation (or any successor) for such Corporation's (or such successor's) insuring time deposits at offices of such institution in the United States. The Adjusted CD Rate shall be adjusted automatically on and as of the effective date of any change in the Assessment Rate.

     (c) Each Euro-Dollar Loan shall bear interest on the outstanding principal amount thereof, for each day during each Interest Period applicable thereto, at a rate per annum equal to the sum of the Euro-Dollar Margin for such day plus the London Interbank Offered Rate applicable to such Interest Period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof.

     The "LONDON INTERBANK OFFERED RATE" applicable to any Interest Period means the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which deposits in dollars are offered to each of the Euro-Dollar Reference Banks in the London interbank market at approximately 11:00 A.M. (London time) two Euro-Dollar Business Days before the first day of such Interest Period in an amount approximately equal to the principal amount of the Euro-Dollar Loan of such Euro-Dollar Reference Bank to which such Interest Period is to apply and for a period of time comparable to such Interest Period.

     (d) Any overdue principal of or interest on any Euro-Dollar Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the higher of (i) the sum of 1% plus the Euro-Dollar Margin for such day plus the quotient obtained (rounded upward, if necessary, to the next higher 1/100th of 1%) by dividing (x) the average (rounded upward, if necessary, to the next higher 1/16th of 1%) of the respective rates per annum at which one day (or, if such amount due remains unpaid more than three Euro-Dollar Business Days, then for such other period of time not longer than three months as the Administrative Agent may select) deposits in dollars in an amount approximately equal to such overdue payment due to each of the Euro-Dollar Reference Banks are offered to such Euro-Dollar Reference Bank in the London interbank market for the applicable period determined as provided above by (y) 1.00 minus the Euro-Dollar Reserve Percentage (or, if the circumstances described in clause (a) or (b) of Section 9.01 shall exist, at a rate per annum equal to the sum of 1% plus the Base Rate for such day) and (ii) the sum of 1% plus the Euro-Dollar Margin for such day plus the London Interbank Offered Rate applicable to such Loan immediately before such payment was due.

     (e) Subject to Section 9.01, each Money Market LIBOR Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the London Interbank Offered Rate for such Interest Period (determined in accordance with Section 3.07(c) as if the related Money Market LIBOR Borrowing were a Committed Euro-Dollar Borrowing) plus (or minus) the Money Market Margin quoted by the Bank making such Loan in accordance with Section 3.03. Each Money Market Absolute Rate Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the Money Market Absolute Rate quoted by the Bank making such Loan in accordance with
Section 3.03. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof. Any overdue principal of or interest on any Money Market Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 1% plus the Base Rate for such day.

     (f) The Administrative Agent shall determine each interest rate applicable to the Loans hereunder. The Administrative Agent shall give prompt notice of each rate of interest so determined to the Company and the participating Banks (and Campbell in the case of the interest rate initially applicable to the Campbell Loans), and its determination thereof shall be conclusive in the absence of manifest error.

     (g) Each Reference Bank agrees to use its best efforts to furnish quotations to the Administrative Agent as contemplated by this Section. If any Reference Bank does not furnish a timely quotation, the Administrative Agent shall determine the relevant interest rate on the basis of the quotation or quotations furnished by the remaining

Reference Bank or Reference Banks or, if none of such quotations is available on a timely basis, the provisions of Section 9.01 shall apply.

     Section 3.08. Facility Fees. (a) The Company shall pay to the Administrative Agent, for the account of the Banks ratably in proportion to their Credit Exposures, a facility fee calculated for each day at the Facility Fee Rate for such day (determined in accordance with the Applicable Pricing Schedule) on the aggregate amount of the Credit Exposures on such day. Such facility fee shall accrue for each day from and including the Effective Date to but excluding the day on which the Credit Exposures are reduced to zero.

     (b) Such fees shall be payable quarterly in arrears on each Quarterly Payment Date and on the day on which the Commitments terminate in their entirety (and, if later, on the day on which the Credit Exposures are reduced to zero).

     Section 3.09. Optional Termination or Reduction of Commitments.(a) During the Revolving Credit Period, the Company may, upon at least three Domestic Business Days' notice to the Administrative Agent, terminate the Commitments at any time, if no Loans are outstanding at such time, or ratably reduce from time to time by an aggregate amount of $25,000,000 or a larger multiple of $1,000,000, the aggregate amount of the Commitments in excess of the aggregate outstanding principal amount of the Loans. The Administrative Agent shall give prompt notice to the Banks of any such termination or reduction of the Commitments.

     (b) Unless previously terminated, the Commitments shall terminate in their entirety on the Termination Date (or on the last day of the initial one-month Interest Period applicable to the Campbell Loans if the Company Closing has not been consummated before the Spin-Off Deadline).

     Section 3.10. Method of Electing Interest Rates. (a) The Campbell Loans shall bear interest initially at a Euro-Dollar Rate. The Loans included in each Committed Borrowing by the Company shall bear interest initially at the type of rate specified by the Company in the applicable Notice of Committed Borrowing. Thereafter, the Company may from time to time elect to change or continue the type of interest rate borne by each Group of Loans (subject in each case to the provisions of Article 9), as follows:

          (i) if such Loans are Base Rate Loans, the Company may elect to convert such Loans to CD Loans as of any Domestic Business Day or to Euro-Dollar Loans as of any Euro-Dollar Business Day;

          (ii) if such Loans are CD Loans, the Company may elect to convert such Loans to Base Rate Loans as of any Domestic Business Day or to

     Euro-Dollar Loans as of any Euro-Dollar Business Day or may elect to continue such Loans as CD Loans for an additional Interest Period, subject to Section 3.13 in the case of any such conversion effective on any day other than the last day of the then current Interest Period applicable to such Loans; and

          (iii) if such Loans are Euro-Dollar Loans, the Company may elect to convert such Loans to Base Rate Loans or CD Loans as of any Euro-Dollar Business Day or may elect to continue such Loans as Euro-Dollar Loans for an additional Interest Period, subject to Section 3.13 in the case of any such conversion effective on any day other than the last day of the then current Interest Period applicable to such Loans.

Each such election shall be made by delivering a notice (a "NOTICE OF INTEREST RATE ELECTION") to the Administrative Agent not later than 10:00 A.M. (New York City time) on the third Euro-Dollar Business Day before the conversion or continuation selected in such notice is to be effective (unless the relevant Loans are to be converted to Domestic Loans of the other type or are CD Loans to be continued as CD Loans for an additional Interest Period, in which case such notice shall be delivered to the Administrative Agent not later than 10:00 A.M. (New York City time) on the second Domestic Business Day before such conversion or continuation is to be effective). A Notice of Interest Rate Election may, if it so specifies, apply to only a portion of the aggregate principal amount of the relevant Group of Loans; provided that (i) such portion is allocated ratably among the Loans comprising such Group and (ii) the portion to which such Notice applies, and the remaining portion to which it does not apply, are each $10,000,000 or any larger multiple of $1,000,000.

     (b)  Each Notice of Interest Rate Election shall specify:

               (i) the Group of Loans (or portion thereof) to which such notice applies;

               (ii) the date on which the conversion or continuation selected in such notice is to be effective, which shall comply with the applicable clause of subsection (a) above;

               (iii) if the Loans comprising such Group are to be converted, the new type of Loans and, if the Loans being converted are to be Fixed Rate Loans, the duration of the next succeeding Interest Period applicable thereto; and

               (iv) if such Loans are to be continued as CD Loans or Euro-Dollar Loans for an additional Interest Period, the duration of such additional Interest Period.

Each Interest Period specified in a Notice of Interest Rate Election shall comply with the provisions of the definition of Interest Period.

     (c) Upon receipt of a Notice of Interest Rate Election from the Company pursuant to subsection (a) above, the Administrative Agent shall promptly notify each Bank of the contents thereof and such notice shall not thereafter be revocable by the Company. If the Company fails to deliver a timely Notice of Interest Rate Election to the Administrative Agent for any Group of CD Loans or Euro-Dollar Loans, such Loans shall be converted into Base Rate Loans on the last day of the then current Interest Period applicable thereto.

     Section 3.11. Optional Prepayments. Subject in the case of any Fixed Rate Loans to Section 3.13, the Company may, upon at least one Domestic Business Day's notice to the Administrative Agent, prepay any Group of Domestic Loans (or any Money Market Borrowing bearing interest at the Base Rate pursuant to Section 9.01) or upon at least three Euro-Dollar Business Days' notice to the Administrative Agent, prepay any Group of Euro-Dollar Loans, in each case in whole at any time, or from time to time in part in amounts aggregating $5,000,000 or any larger multiple of $1,000,000, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Each such optional prepayment shall be applied to prepay ratably the Loans of the several Banks included in such Group.

     (b) Except as provided in subsection (a) above, the Company may not prepay all or any portion of the principal amount of any Money Market Loan prior to the maturity thereof.

     (c) Upon receipt of a notice of prepayment pursuant to this Section, the Administrative Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share (if any) of such prepayment and such notice shall not thereafter be revocable by the Company.

     Section 3.12. General Provisions as to Payments. (a) The Company shall make each payment of principal of, and interest on, the Loans and of fees hereunder, not later than 12:00 Noon (New York City time) on the date when due, in Federal or other funds immediately available in New York City, to the Administrative Agent at its address referred to in Section 10.01 and without reduction by reason of any set-off or counterclaim. The Administrative Agent will promptly distribute to each Bank its ratable share of each such payment received by the Administrative Agent for the account of the Banks. Whenever any payment of principal of, or interest on, the Domestic Loans or of fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of, or interest on, the Euro-Dollar Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Dollar Business Day. Whenever any payment of principal of, or interest on, the Money Market Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

     (b) Unless the Administrative Agent shall have received notice from the Company before the date on which any payment is due to the Banks hereunder that the Company will not make such payment in full, the Administrative Agent may assume that the Company has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due to such Bank. If and to the extent that the Company shall not have so made such payment, each Bank shall repay to the Administrative Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the day such amount is distributed to such Bank until the day such Bank repays such amount to the Administrative Agent, at the Federal Funds Rate.

     Section 3.13. Funding Losses. If the Company makes any payment of principal with respect to any Fixed Rate Loan or any Fixed Rate Loan is converted (pursuant to Article 3, 7 or 9 or otherwise) on any day other than the last day of an Interest Period applicable thereto, or the last day of an applicable period fixed pursuant to Section 3.07(d), or if the Company fails to borrow, prepay, convert or continue any Fixed Rate Loans after notice has been given to any Bank in accordance with Section 3.04(a), 3.10(c) or 3.11(c), the Company shall reimburse each Bank within 15 days after demand for any resulting loss or expense incurred by it (or by an existing or prospective Participant in the related Loan), including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after any such payment or conversion or failure to borrow, prepay, convert or continue; provided that such Bank shall have delivered to the Company a certificate as to the amount of such loss or expense, which certificate shall be conclusive in the absence of manifest error.

     Section 3.14. Computation of Interest and Fees. Interest based on the Prime Rate hereunder shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day). All other interest and fees shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

     Section 3.15. Regulation D Compensation. Each Bank may require the Company to pay, contemporaneously with each payment of interest on each of such Bank's Euro-Dollar Loans, additional interest on such Euro-Dollar Loan at a rate per annum determined by such Bank up to but not exceeding the excess of (i) (A) the applicable London Interbank Offered Rate divided by (B) one minus the Euro-Dollar Reserve Percentage over (ii) the applicable London Interbank Offered Rate. Any Bank wishing to require payment of such additional interest (x) shall so notify the Company and the Administrative Agent, in which case such additional interest on the Euro-Dollar Loans of such Bank shall be payable to such Bank at the place indicated in such notice with respect to each Interest Period commencing at least three Euro-Dollar Business Days after the giving of such notice, and (y) shall notify the Company at least five Euro-Dollar Business Days prior to each date on which interest is payable on the Euro-Dollar Loans of the amount then due it under this Section.

     Section 3.16. Effect of Asset Securitization. (a) The Company shall, within three Euro-Dollar Business Days after any net cash proceeds are received from the lenders or purchasers of securities in any Asset Securitization, ratably reduce the Commitments by an aggregate amount equal to such net cash proceeds.

     (b) Concurrently with each reduction of the Commitments pursuant to subsection (a), the Company shall prepay Committed Loans in the manner provided in Section 3.11, to the extent (if any) required so that no Bank has Committed Loans outstanding in an aggregate principal amount in excess of its Commitment as so reduced.

                                   ARTICLE 4

                                  CONDITIONS

     Section 4.01. Closing with Campbell. The Campbell Closing shall occur and the Campbell Loans shall be made when all of the following conditions shall have been satisfied (but only if all of such conditions are satisfied before May 15, 1998):

          (a) the Administrative Agent shall have received from Campbell a notice specifying the Campbell Closing Date as required by Section 2.02(a);

          (B) the Administrative Agent shall have received the Campbell Global Note duly executed by Campbell, dated on or before the Campbell Closing Date and complying with the provisions of Section 2.03;

          (c) the Administrative Agent shall have received an opinion of the General Counsel or Acting General Counsel of Campbell, substantially in the form of Exhibit E hereto, dated the Campbell Closing Date and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request;

          (d) the Administrative Agent shall have received an opinion of Davis Polk & Wardwell, special counsel for the Administrative Agent, dated the Campbell Closing Date, substantially in the form of Exhibit G-1 hereto and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request;

          (e) the representations and warranties of Campbell contained in this Agreement shall be true on and as of the Campbell Closing Date; on the Campbell Closing Date:

          (f)  on the Cambell Closing Date:

               (i) neither Campbell nor any Principal Subsidiary of Campbell shall have commenced a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law or shall have sought the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall have consented to any such relief or to the appointment of or taking possession by any such official in any involuntary case or other proceeding commenced against it, or shall have made a general assignment for the benefit of creditors, or shall have failed generally to pay its debts as they have become due, or shall have taken any corporate action to authorize any of the foregoing;

               (ii) no involuntary case or other proceeding shall have been commenced against Campbell or any Principal Subsidiary of Campbell seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and no order for relief shall have been entered against Campbell or any Principal Subsidiary of Campbell under the federal bankruptcy laws;

               (iii) no member of the Campbell ERISA Group shall have failed to pay when due an amount or amounts aggregating in excess of $30,000,000 which it shall have become liable to pay under Title IV of ERISA; no notice of intent to terminate a Material Plan of Campbell shall have been filed under Title IV of ERISA by any member of the Campbell ERISA Group, any plan administrator or any combination of the foregoing; and no proceedings shall have been instituted by the PBGC under Title IV of ERISA seeking to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Material Plan of Campbell; and no condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan of Campbell must be terminated; and no complete or partial withdrawal from, or default, within the meaning of Section 4219(c)(5) of ERISA, shall have occurred with respect to one or more Multiemployer Plans of Campbell which could cause one or more members of the Campbell ERISA Group to incur a current payment obligation in excess of $30,000,000;

               (iv) no judgment or order for the payment of money in excess of $100,000,000 shall have been rendered against Campbell or any Subsidiary of Campbell which has not been satisfied; and

               (v) no Default shall have occurred and be continuing under this Agreement;

          (g) the Administrative Agent shall have received a certificate signed by an authorized officer of Campbell to the effect set forth in clauses (e) and (f) above; and

          (h) the Administrative Agent shall have received all documents it may reasonably request relating to the existence of Campbell, the corporate authority for and the validity of this Agreement and the Campbell Global Note, and any other matters relevant hereto, all in form and substance satisfactory to the Administrative Agent.

Promptly after the Campbell Closing occurs, the Administrative Agent shall notify Campbell, the Company and the Banks thereof, and such notice shall be conclusive and binding on all parties hereto.

     Section 4.02. Closing with the Company. The Company Closing will occur, and the Company will assume the Campbell Loans as provided in Section 2.09, when all of the following conditions shall have been satisfied (but only if all of such conditions are satisfied before the Spin-Off Deadline):

          (a) the Administrative Agent shall have received from the Company a notice specifying the Company Closing Date before 3:00 P.M. (New York City time) on the immediately preceding Domestic Business Day;

          (b) the Administrative Agent shall have received a Note for the account of each Bank duly executed by the Company, dated on or before the Company Closing Date and complying with the provisions of Section 3.05;

          (c) the Administrative Agent shall have received an opinion of the General Counsel of the Company, substantially in the form of Exhibit F hereto, dated the Company Closing Date and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request;

          (d) the Administrative Agent shall have received an opinion of Davis Polk & Wardwell, special counsel for the Administrative Agent, dated the Company Closing Date, substantially in the form of Exhibit G-2 hereto and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request;

          (e) the representations and warranties of the Company contained in this Agreement shall be true on and as of the Company Closing Date;

          (f) no Default shall have occurred and be continuing under this Agreement;

          (g) each of the Spin-Off Agreements shall have been executed and delivered by the parties thereto, shall be a valid and binding agreement of each party thereto and shall be in full force and effect;

          (h) the Spin-Off shall have been consummated and the assets transferred to the Company in connection with the Spin-Off, the liabilities assumed by the Company in connection with the Spin-Off and the substance of the Spin-Off Agreements shall all be substantially as described in the Information Statement;

          (i) the execution, delivery and performance by Campbell of the Spin-Off Agreements shall be within the corporate powers of Campbell, shall have been duly authorized by all necessary corporate action, shall require no action by or in respect of, or filing with, any governmental body, agency or official (except the filing of the Form 10) and shall not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of Campbell or of any agreement, judgment, injunction, order, decree or other instrument binding upon Campbell or any of its Subsidiaries;

          (j) the Administrative Agent shall have received (A) a certificate signed by an authorized officer of the Company to the effect set forth in clauses

     (e), (f) and (g) above and (B) a certificate signed by an authorized officer of Campbell to the effect set forth in clauses (g), (h) and (i) above;

          (k) the Administrative Agent shall have received all documents it may reasonably request relating to the existence of the Company, the corporate authority for and the validity of this Agreement, the Notes and the Spin-Off Agreements, and any other matters relevant hereto, all in form and substance satisfactory to the Administrative Agent.

Promptly after the Company Closing occurs, the Administrative Agent shall notify Campbell, the Company and the Banks thereof, and such notice shall be conclusive and binding on all parties hereto.

     Section 4.03. Borrowings by the Company. The obligation of any Bank to make a Loan to the Company during the Revolving Credit Period (including any new Loan to be made on the Company Closing Date) is subject to the satisfaction of the following conditions:

          (a) the Spin-Off shall have been consummated before the Spin-Off Deadline;

          (b) the Administrative Agent shall have received a Notice of Borrowing as required by Section 3.02 or 3.03, as the case may be;

          (c) immediately after such Borrowing, no Default shall have occurred and be continuing; and

          (d) the representations and warranties of the Company contained in this Agreement (except those set forth in Section 5.12) shall be true on and as of the date of such Borrowing.

Each Borrowing hereunder by the Company shall be deemed to be a representation and warranty by the Company that the conditions specified in clauses (c) and (d) of this Section are satisfied on the date of such Borrowing.

                                   ARTICLE 5

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants that:

     Section 5.01. Corporate Existence and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of New Jersey, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on the Vlasic Foods Businesses as now conducted.

     Section 5.02. Corporate and Governmental Authorization; No Contravention. The execution, delivery and performance by the Company of this Agreement, the Notes and the Spin-Off Agreements, and the assumption by the Company of obligations of Campbell as provided in Section 2.09, are within the corporate powers of the Company, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official (except the filing of the Form 10) and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of the Company or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Company or any of its Subsidiaries or result in the creation or imposition of any Lien on any asset of the Company or any of its Principal Subsidiaries.

     Section 5.03. Binding Effect. This Agreement constitutes a valid and binding agreement of the Company, and each Note when executed and delivered by the Company will constitute a valid and binding obligation of the Company, in each case enforceable in accordance with its terms except as the same may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and by general principles of equity.

     Section 5.04. Financial Information. (a) The combined balance sheet of the Company and its Subsidiaries as of August 3, 1997 and the related combined statements of earnings, of cash flows and of shareowners' equity for the Fiscal Year then ended, reported on by Price Waterhouse LLP and set forth in the Information Statement, fairly present, in conformity with generally accepted accounting principles, the combined financial position of the Vlasic Foods Businesses as of such date and their combined results of operations and cash flows for such Fiscal Year.

     (b) The unaudited combined balance sheet of the Company and its Subsidiaries as of November 2, 1997 and the related unaudited combined statements of earnings, of cash flows and of shareowners' equity for the Fiscal Quarter then ended, a copy of which has been delivered to each of the Banks, fairly present, in conformity with generally accepted accounting principles applied on a basis consistent with the financial statements referred to in subsection (a) of this Section, the combined financial position of the Vlasic Foods Businesses as of such date and their combined results of operations and cash flows for such Fiscal Quarter (subject to normal year-end adjustments).

     (c) The pro forma condensed combined balance sheet of the Company and its Subsidiaries as of November 2, 1997 and the pro forma condensed combined statements of earnings of the Company and its Subsidiaries for the Fiscal Year ended August 3, 1997 and the Fiscal Quarter ended November 2, 1997, all as set forth in the Information Statement, as supplemented by a Memorandum to Banks dated February 11, 1998 (collectively, the "Pro Forma Financial Statements") fairly present, on a basis consistent with the financial statements referred to in subsection (a) of this Section, the combined financial position of the Vlasic Foods Businesses as of November 2, 1997 and their combined results of operations for such Fiscal Year and Fiscal Quarter, in each case adjusted to give effect to
(i) the Spin-Off and the transactions contemplated thereby, (ii) the payment of legal, accounting and other fees related thereto and (iii) the assumption by the Company of obligations of Campbell as provided in Section 2.09, all as if such events had occurred (x) in the case of such condensed combined balance sheet, on November 2, 1997 and (y) in the case of such condensed combined statements of earnings, at the beginning of the Fiscal Year ended August 3, 1997.

     (d) Excluding the effects of the Spin-Off as reflected in the Pro Forma Financial Statements, there has been no material adverse change in the business, financial position or results of operations of the Vlasic Foods Businesses, considered as a whole, since November 2, 1997.

     Section 5.05. Litigation. There is no action, suit or proceeding pending against, or to the knowledge of the Company threatened against or affecting, the Company or any of its Subsidiaries (or any prior owner of any of the Vlasic Foods Businesses) before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which could materially adversely affect (i) the business, combined financial position or results of operations of the Vlasic Foods Businesses considered as a whole, or (ii) the business, consolidated financial position or consolidated results of operations of the Company and its Subsidiaries considered as a whole, or which in any manner draws into question the validity or enforceability of this Agreement, the Notes, or any of the Spin-Off Agreements.

     Section 5.06. Compliance with ERISA. Each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan, or made any amendment to any Plan, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Internal Revenue Code or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

     Section 5.07. Environmental Matters. In the ordinary course of their businesses, the prior owners of the Vlasic Foods Businesses reviewed the effect of Environmental Laws on the business, operations and properties of the Vlasic Foods Businesses, and after the Spin-Off Date the Company will continue to review the effect of Environmental Laws on the business, operations and properties of the Company and its Subsidiaries. In the course of such reviews, such prior owners identified and evaluated, and the Company will identify and evaluate, associated liabilities and costs (including, without limitation, any capital or operating expenditures required for clean-up or closure of properties presently or previously owned, any capital or operating expenditures required to achieve or maintain compliance with environmental protection standards imposed by law or as a condition of any license, permit or contract, any related constraints on operating activities, including any periodic or permanent shutdown of any facility or reduction in the level of or change in the nature of operations conducted thereat, any costs or liabilities in connection with off-site disposal of wastes or Hazardous Substances, and any actual or potential liabilities to third parties, including employees, and any related costs and expenses). On the basis of these reviews, the Company has reasonably concluded that such associated liabilities and costs, including the costs of compliance with Environmental Laws, are unlikely to have a material adverse effect on the business, financial condition, results of operations or prospects of the Vlasic Foods Businesses, considered as a whole, or of the Company and its Subsidiaries, considered as a whole.

     Section 5.08. Taxes. The Company and its Subsidiaries have filed all United States Federal income tax returns and all other material tax returns which are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company or any Subsidiary. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Company, adequate.

     Section 5.09. Subsidiaries. Each Subsidiary of the Company is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted. The Company owns, free and clear of Liens, all outstanding shares of capital stock of its Subsidiaries and all such shares are validly issued, fully paid and non-assessable.

     Section 5.10.  No Regulatory Restrictions on Borrowing. The Company is not
(i) an "investment company" within the meaning of the Investment Company Act of 1940, as amended, (ii) a "holding company" or a "subsidiary company" of a holding company within the meaning of the Public Utility Holding Company Act of 1935, as amended, or (iii) otherwise subject to any regulatory scheme which restricts its ability to incur debt.

     Section 5.11. Full Disclosure. All information heretofore furnished by Campbell or the Company to the Administrative Agent or any Bank for purposes of or in connection with this Agreement or any transaction contemplated hereby does not, and all such information hereafter furnished by the Company to the Administrative Agent or any Bank will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were or will be made, not misleading.

     Section 5.12. Fair Value; Solvency. (a) The transfer of assets to the Company and its Subsidiaries and the other transactions contemplated in connection with the Spin-Off constitute direct economic benefit to the Company at least equal to the obligations of Campbell assumed by the Company pursuant to
Section 2.09 and the other consideration paid therefor.

     (b) As of the Company Closing Date after giving effect to the transactions contemplated hereby to occur on the Company Closing Date, including without limitation assumption by the Company of obligations of Campbell as provided in
Section 2.09: (i) the aggregate fair market value of the assets of the Company will exceed its liabilities (including contingent, subordinated, unmatured and unliquidated liabilities, (ii) the Company will have sufficient cash flow to enable it to pay its debts as they mature and (iii) the Company will not have unreasonably small capital for the business in which the Company and its Subsidiaries are engaged.

                                   ARTICLE 6

                                   COVENANTS

     The Company agrees that, so long as any Bank has any Commitment hereunder or any amount payable under any Note remains unpaid:

     Section 6.01. Information. The Company will deliver to the Administrative Agent, with a copy for each of the Banks:

          (a) as soon as available and in any event within 90 days after the end of each Fiscal Year, a consolidated balance sheet of the Company and its Consolidated Subsidiaries as of the end of such Fiscal Year and the related consolidated statements of earnings, of cash flows and of shareowners' equity of the Company and its Consolidated Subsidiaries for such Fiscal Year, reported on by independent public accountants of nationally recognized standing;

          (b) as soon as available and in any event within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, a consolidated balance sheet of the Company and its Consolidated Subsidiaries as of the end of such Fiscal Quarter, the related consolidated statement of earnings for such Fiscal Quarter and the related consolidated statements of earnings and of cash flows for the portion of the Fiscal Year ended at the end of such Fiscal Quarter;

          (c) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) of this Section, a certificate of the Company's chief financial officer or chief accounting officer (i) setting forth in reasonable detail the calculations required to establish (x) whether the Company was in compliance with the requirements of Sections 6.08 to 6.13, inclusive, on the date of such financial statements and (y) if the Ratio-Based Pricing Schedule attached hereto was the Applicable Pricing Schedule on the date of such financial statements, the Debt/EBITDA Ratio at the date of such financial statements and (ii) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Company is taking or proposes to take with respect thereto;

          (d) within five days after the chief financial officer, the treasurer or the chief accounting officer of the Company obtains knowledge of any Default, if such Default is then continuing, a certificate of the chief financial officer, the treasurer or the chief accounting officer of the Company setting forth the details thereof and the action which the Company is taking or proposes to take with respect thereto;

          (e) promptly upon the mailing thereof to the shareowners of the Company generally, copies of all annual reports to shareowners and proxy statements so mailed;

          (f) if and when any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code, a copy of such application;
     (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC;
     (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment or contribution to any Plan or Multiemployer Plan or makes any amendment to any Plan which has resulted or could result in the imposition of a Lien or the posting of a bond or other security, a certificate of the chief financial officer or the chief accounting officer of the Company setting forth details as to such occurrence and action, if any, which the Company or applicable member of the ERISA Group is required or proposes to take; and

          (g) from time to time such additional information regarding the financial position or business of the Company and its Subsidiaries as the Administrative Agent, at the request of any Bank, may reasonably request.

     Section 6.02. Maintenance of Property; Insurance. (a) The Company will keep, and will cause each Subsidiary to keep, all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted.

     (b) The Company will, and will cause each Subsidiary to, either carry insurance (either in the name of the Company or in such Subsidiary's own name) with financially sound and responsible insurance companies to the extent reasonably available or maintain self-insurance, on all their respective properties and with respect to product liability, in each case against at least such risks as (and subject to no greater risk retention than) are usually insured against in the same general area by similarly sized companies of established repute engaged in the same or a similar business; and will furnish to the Banks, upon request from the Administrative Agent, information presented in reasonable detail as to the insurance so carried or the self-insurance so maintained.

     Section 6.03. Conduct of Business and Maintenance of Existence. The Company will preserve, renew and keep in full force and effect, and will cause each Subsidiary to preserve, renew and keep in full force and effect, their respective corporate existences and their respective rights, privileges and franchises necessary or desirable in the normal conduct of business; provided that nothing in this Section shall prevent any Subsidiary from merging into, consolidating with, or transferring all or substantially all of its assets to, the Company or another Subsidiary.

     Section 6.04. Compliance with Laws. The Company will comply, and cause each Subsidiary to comply, in all material respects with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including, without limitation, Environmental Laws and ERISA and the rules and regulations thereunder), except (i) where the necessity of compliance therewith is contested in good faith by appropriate proceedings and (ii) where the failure to so comply could not reasonably be expected to have a material adverse effect on the Company and its Consolidated Subsidiaries considered as a whole.

     Section 6.05. Inspection of Property, Books and Records. The Company will keep, and will cause each Subsidiary to keep, proper books of record and account in which full and correct entries shall be made of all dealings and transactions in relation to its business and activities. The Company will permit, and will cause each Subsidiary to permit, representatives of any Bank at such Bank's expense to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants, all at such reasonable times and as often as may reasonably be requested; provided that, unless a Default shall have occurred and be continuing, such Bank shall have given the Company's chief financial officer or treasurer at least one Domestic Business Day's notice of such visit, examination and/or discussion and a reasonable opportunity to participate therein in person or through a designated representative.

     Section 6.06. Use of Proceeds. The Company will use the proceeds of the Loans (other than the Campbell Loans) for general corporate purposes, including acquisitions. None of such proceeds will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying any "margin stock" within the meaning of Regulation U.

     Section 6.07. Mergers and Sales of Assets. (a) The Company will not consolidate or merge with or into any other Person, sell, lease or otherwise transfer, directly or indirectly, all or substantially all of its assets to any other Person or (iii) sell, lease or otherwise transfer, directly or indirectly, all or any substantial part of its assets to any other Person; provided that the Company may merge with another Person if (x) the Company is the corporation surviving such merger and (y) immediately after giving effect to such merger, no Default shall have occurred and be continuing.

     (b) No Subsidiary will (i) consolidate or merge with or into any other Person or (ii) sell, lease or otherwise transfer, directly or indirectly, all or any substantial part of the assets of the Company and its Subsidiaries, taken as a whole, to any Person (other than the Company or another Subsidiary); provided that a Subsidiary may consolidate or merge with another Person (x) if the entity surviving such consolidation or merger is (A) the Company, (B) such Subsidiary or (C) another Subsidiary or (y) if such Subsidiary shall not constitute a substantial part of the assets of the Company and its Subsidiaries, taken as a whole, and (z) in each case, immediately after giving effect to such consolidation or merger, no Default shall have occurred and be continuing.

     (c) Notwithstanding the restrictions in subsections (a) and (b) of this Section, nothing in this Section shall prohibit any Asset Securitization.

     Section 6.08. Negative Pledge. Neither the Company nor any Subsidiary will create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except:

          (i) Liens existing on the date of this Agreement securing Debt outstanding on the date of this Agreement in an aggregate principal amount not exceeding $10,000,000;

          (ii) any Lien existing on any asset of any Person at the time such Person becomes a Subsidiary and not created in contemplation of such event;

          (iii) any Lien on any asset securing Debt incurred or assumed for the purpose of financing all or any part of the cost of acquiring, constructing or improving such asset; provided that such Lien attaches to such asset concurrently with or within 180 days after the acquisition, construction or improvement thereof;

          (iv) any Lien on any asset of any Person existing at the time such Person is merged or consolidated with or into the Company or a Subsidiary and not created in contemplation of such event;

          (v) any Lien existing on any asset prior to the acquisition thereof by the Company or a Subsidiary and not created in contemplation of such acquisition;

          (vi) any Lien created for the direct or indirect benefit of the purchasers or lenders in connection with any Asset Securitization;

          (vii) any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by any of the foregoing provisions of this Section; provided that such Debt is not increased and is not secured by any additional assets;

          (viii) any lien arising in the ordinary course of its business which
     (1) does not secure Debt and (2) does not secure any single obligation (or class of obligations having a common cause) in an amount exceeding $50,000,000;

          (ix) any Lien in favor of the Company or any Lien created by a Subsidiary in favor of another Subsidiary; and

          (x) any other Lien; provided that the aggregate amount secured by all Liens excluded pursuant to this clause (x) shall not exceed 6% of Consolidated Tangible Assets.

     Section 6.09. Subsidiary Debt Limitation. Total Debt of all Subsidiaries (excluding Debt of a Subsidiary to the Company or to a wholly-owned Subsidiary of the Company) will at no time exceed 8% of Consolidated Tangible Assets (or the equivalent thereof in any other currency).

     Section 6.10. Debt/EBITDA Ratio. At the end of each Fiscal Quarter ending during each period set forth below, the Debt/EBITDA Ratio will not be higher than the ratio set forth opposite such period below:

          PERIOD                                                               RATIO
          ------                                                               -----
     End of first three Fiscal Quarters of Fiscal 1998                       4.50 to 1
     End of fourth Fiscal Quarter of Fiscal 1998 through end of third        4.25 to 1
     Fiscal Quarter of Fiscal 1999
     End of fourth Fiscal Quarter of Fiscal 1999 and thereafter              3.75 to 1

     Section 6.11. Fixed Charge Coverage Ratio. At the end of each Fiscal Quarter, the Fixed Charge Coverage Ratio will not be lower than 3.00 to 1.

     Section 6.12. Restricted Payments. Neither the Company nor any Subsidiary will declare or make any Restricted Payment unless, immediately after giving effect thereto, (i) no Default would exist and (ii) the aggregate of all Restricted Payments declared or made after August 3, 1997 does not exceed the sum of (x) $100,000,000 plus (y) 50% of the consolidated net income (or minus 100% of the consolidated net loss) of the Company and its Consolidated Subsidiaries for the period from August 3, 1997 through the end of the then most recent Fiscal Quarter (treated for this purpose as a single accounting period); provided that, for any portion of such period before the Spin-Off Date, such consolidated net income or consolidated net loss shall be determined on a Combined Basis.

     Section 6.13. Investments. Neither the Company nor any Subsidiary will hold, make or acquire any Investment in any Person other than:

          (a) any Investment in a Person which is a Subsidiary immediately after such Investment is made;

          (b)  Temporary Cash Investments;

          (c) any debt obligation constituting all or part of the consideration received for assets sold by the Company or any Subsidiary if, immediately after such debt obligation is acquired, the aggregate outstanding principal amount of all debt obligations held by the Company and its Subsidiaries as permitted by this clause (c) does not exceed $20,000,000;

          (d) any Investment in a Person which is not a Subsidiary immediately after such Investment is made if, immediately after such Investment is made, the aggregate unrecovered amount of all Investments permitted by this clause (d), does not exceed $50,000,000;

          (e) any Investment in a trust or other entity created for purposes of any Asset Securitization; and

          (f) Investments not otherwise permitted by the foregoing clauses of this Section if, immediately after each such Investment is made or acquired, the aggregate book value of all Investments permitted by this clause (f) does not exceed $10,000,000.

     Section 6.14. Transactions with Affiliates. Except for the assumption of obligations of Campbell as provided in Section 2.09, the Company will not, and will not permit any Subsidiary to, directly or indirectly, pay any funds to or for the account of any Affiliate, make any investment in any Affiliate (whether by acquisition of stock or indebtedness, by loan, advance, transfer of property, guarantee or other agreement to pay, purchase or service, directly or indirectly, any Debt, or otherwise), lease, sell, transfer or otherwise dispose of any assets, tangible or intangible, to any Affiliate, or participate in, or effect any transaction with any Affiliate, except in each case on an arms-length basis on terms at least as favorable to the Company or such Subsidiary as could have been obtained from a third party that was not an Affiliate; provided that the foregoing provisions of this Section shall not prohibit any such Person from declaring or paying any lawful dividend or other payment ratably in respect of all its capital stock of the relevant class so long as, after giving effect thereto, no Default shall have occurred and be continuing.

                                    ARTICLE

                                   DEFAULTS

     Section 7.01. Events of Default. If one or more of the following events ("EVENTS OF DEFAULT") shall occur and be continuing:

          (a) the Company shall fail to pay when due any principal of any Loan or fail to pay, within 5 days after the date when due, any interest on any Loan or any fee or other amount payable hereunder;

          (b) the Company shall fail to observe or perform any covenant contained in Section 6.01(d) or Sections 6.07 to 6.12, inclusive;

          (c) the Company shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those covered by clause
     (a) or (b) above) for 30 days after notice thereof has been given to the Company by the Administrative Agent at the request of any Bank;

          (d) any representation, warranty, certification or statement made by the Company or Campbell in this Agreement or in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect in any material respect when made (or deemed made pursuant to the last sentence of Section 4.03);

          (e) the Company or any Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

          (f) an involuntary case or other proceeding shall be commenced against the Company or any Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Company or any Subsidiary under the federal bankruptcy laws as now or hereafter in effect;

          (g) any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $30,000,000 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more members of the ERISA Group to incur a current payment obligation in excess of $30,000,000;

          (h) a judgment or order for the payment of money in excess of $30,000,000 shall be rendered against the Company or any Subsidiary and such judgment or order shall continue unsatisfied and unstayed for a period of 30 days;

          (i) any event or condition shall occur which results in the acceleration of the maturity of Material Debt or enables or, with the giving of notice or lapse of time or both, would enable, the holders of Material Debt or any Person acting on their behalf to accelerate the maturity thereof; or

          (j) after the Spin-Off, (i) any person or group of persons (within the meaning of Section 13 or 14 of the Exchange Act), other than a Designated Affiliate, shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the SEC under said Act) of 25% or more of the outstanding shares of common stock of the Company, (ii) the Designated Affiliates, collectively, shall have beneficial ownership (within the meaning of said Rule 13d-3) of 49% or more of the outstanding shares of common stock of the Company or (iii) Continuing Directors shall cease to constitute a majority of the Company's board of directors;

then, and in every such event, the Administrative Agent shall (i) if requested by Banks having more than 50% in aggregate amount of the Commitments, by notice to the Company terminate the Commitments and they shall thereupon terminate, and
(ii) if requested by Banks holding more than 50% of the aggregate principal amount of the Loans, by notice to the Company declare the Loans (together with accrued interest thereon) to be, and the Loans shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company; provided that (x) if any such notice is given before the Company Closing Date, a copy thereof shall be given to Campbell and (y) if any Event of Default specified in clause (e) or (f) above occurs with respect to the Company, then without any notice to the Company or Campbell or any other act by the Administrative Agent or the Banks, the Commitments shall thereupon terminate and the Loans (together with accrued interest thereon) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company and Campbell.

     Section 7.02 Notice of Default. The Administrative Agent shall give notice to the Company under Section 7.01(c) promptly upon being requested to do so by any Bank and shall thereupon notify all the Banks thereof.

                                   ARTICLE 8
                           THE ADMINISTRATIVE AGENT

     Section 8.01 Appointment and Authorization. Each Bank irrevocably appoints and authorizes the Administrative Agent to take such action as Administrative Agent on its behalf and to exercise such powers under this Agreement, the Notes and the Campbell Global Note as are delegated to the Administrative Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto.

     Section 8.02 Administrative Agent and Affiliates. Morgan Guaranty Trust Company of New York shall have the same rights and powers under this Agreement as any other Bank and may exercise or refrain from exercising the same as though it were not the Administrative Agent, and Morgan Guaranty Trust Company of New York and its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Company or Campbell or any Subsidiary or affiliate of the Company or Campbell as if it were not the Administrative Agent.

     Section 8.03 Action by Administrative Agent. The obligations of the Administrative Agent hereunder are only those expressly set forth herein. Without limiting the generality of the foregoing, the Administrative Agent shall not be required to take any action with respect to any Default, except as expressly provided in Article 7.

     Section 8.04 Consultation with Experts. The Administrative Agent may consult with legal counsel (who may be counsel for the Company or Campbell), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

     Section 8.05 Liability of Administrative Agent. Neither the Administrative Agent nor any of its affiliates nor any of their respective directors, officers, agents or employees shall be liable for any action taken or not taken by it in connection herewith (i) with the consent or at the request of the Required Banks or (ii) in the absence of its own gross negligence or willful misconduct. Neither the Administrative Agent nor any of its affiliates nor any of their respective directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of the Company or Campbell; (iii) the satisfaction of any condition specified in Article 4, except receipt of items required to be delivered to the Administrative Agent; or (iv) the validity, effectiveness or genuineness of this Agreement, the Notes, the Campbell Global Note or any other instrument or writing furnished in connection herewith. The Administrative Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex, facsimile transmission or similar writing) believed by it to be genuine or to be signed by the proper party or parties. Without limiting the generality of the foregoing, the use of the term "AGENT" in this Agreement with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom and is intended to create or reflect only an administrative relationship between independent contracting parties.

     Section 8.06 Indemnification. The Banks shall, ratably in accordance with their respective Credit Exposures, indemnify the Administrative Agent, the Syndication Agent, their respective affiliates and the directors, officers, agents and employees of the foregoing (to the extent not reimbursed by the Company) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitees' gross negligence or willful misconduct) that such indemnitees may suffer or incur in connection with this Agreement or any action taken or omitted by such indemnitees hereunder.

     Section 8.07 Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon the Syndication Agent, the Administrative Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Syndication Agent, the Administrative Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

     Section 8.08 Successor Administrative Agent. The Administrative Agent may resign at any time by giving notice thereof to the Banks and the Company. Upon any such resignation, the Required Banks shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Banks, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent gives notice of resignation, then the retiring Administrative Agent may, on behalf of the Banks, appoint a successor Administrative Agent, which shall be a commercial bank organized or licensed under the laws of the United States or of any State thereof and having a combined capital and surplus of at least $50,000,000. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent.

     Section 8.09 Administrative Agent's Fees. The Company shall pay to the Administrative Agent for its own account fees in the amounts and at the times previously agreed upon between the Company and the Administrative Agent.

     Section 8.10 Syndication Agent. Nothing in this Agreement shall impose upon the Syndication Agent, in its capacity as such, any duty or responsibility whatsoever.

                                   ARTICLE 9
                            CHANGE IN CIRCUMSTANCES

     Section 9.01 Basis for Determining Interest Rate Inadequate or Unfair. If on or prior to the first day of any Interest Period for any CD Loan, Euro-Dollar Loan or Money Market LIBOR Loan:

          (a) the Administrative Agent is advised by the Reference Banks that deposits in dollars (in the applicable amounts) are not being offered to the Reference Banks in the relevant market for such Interest Period, or

          (b) in the case of CD Loans or Euro-Dollar Loans, Banks having 50% or more of the aggregate principal amount of the affected Loans advise the Administrative Agent that the Adjusted CD Rate or the London Interbank

     Offered Rate, as the case may be, as determined by the Administrative Agent will not adequately and fairly reflect the cost to such Banks of funding their CD Loans or Euro-Dollar Loans, as the case may be, for such Interest Period, the Administrative Agent shall forthwith give notice thereof to the Company and the Banks, whereupon until the Administrative Agent notifies the Company that the circumstances giving rise to such suspension no longer exist, (i) the obligations of the Banks to make CD Loans or Euro-Dollar Loans, as the case may be, or to continue or convert outstanding Loans as or into CD Loans or Euro-Dollar Loans, as the case may be, shall be suspended and (ii) each outstanding CD Loan or Euro-Dollar Loan, as the case may be, shall be converted into a Base Rate Loan on the last day of the then current Interest Period applicable thereto. Unless the Company notifies the Administrative Agent at least two Domestic Business Days before the date of any Fixed Rate Borrowing for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, (i) if such Fixed Rate Borrowing is a Committed Borrowing, such Borrowing shall instead be made as a Base Rate Borrowing and (ii) if such Fixed Rate Borrowing is a Money Market LIBOR Borrowing, the Money Market LIBOR Loans comprising such Borrowing shall bear interest for each day from and including the first day to but excluding the last day of the Interest Period applicable thereto at the Base Rate for such day.

     Section 9.02 Illegality. If, on or after the date of this Agreement, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Euro-Dollar Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for any Bank (or its Euro-Dollar Lending Office) to make, maintain or fund its Euro-Dollar Loans and such Bank shall so notify the Administrative Agent, the Administrative Agent shall forthwith give notice thereof to the other Banks and the Company, whereupon until such Bank notifies the Company and the Administrative Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Bank to make Euro-Dollar Loans, or to convert outstanding Loans into Euro-Dollar Loans, shall be suspended. Before giving any notice to the Administrative Agent pursuant to this Section, such Bank shall designate a different Euro-Dollar Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. If such notice is given, each Euro-Dollar Loan of such Bank then outstanding shall be converted to a Base Rate Loan either (a) on the last day of the then current Interest Period applicable to such Euro-Dollar Loan if such Bank may lawfully continue to maintain and fund such Loan to such day or (b) immediately if such Bank shall determine that it may not lawfully continue to maintain and fund such Loan to such day.

     Section 9.03 Increased Cost and Reduced Return. If on or after (x) the date hereof, in the case of any Committed Loan or any obligation to make Committed Loans or (y) the date of the related Money Market Quote, in the case of any Money Market Loan, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall impose, modify or deem applicable any reserve (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding
(i) with respect to any CD Loan any such requirement included in an applicable Domestic Reserve Percentage and (ii) with respect to any Euro-Dollar Loan any such requirement included in an applicable Euro-Dollar Reserve Percentage), special deposit, insurance assessment (excluding, with respect to any CD Loan, any such requirement reflected in an applicable Assessment Rate) or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Applicable Lending Office) or shall impose on any Bank (or its Applicable Lending Office) or on the United States market for certificates of deposit or the London interbank market any other condition affecting its Fixed Rate Loans, its Notes or its obligation to make Fixed Rate Loans and the result of any of the foregoing is to increase the cost to such Bank (or its Applicable Lending Office) of making or maintaining any Fixed Rate Loan, or to reduce the amount of any sum received or receivable by such Bank (or its Applicable Lending Office) under this Agreement or under its Notes with respect thereto, by an amount deemed by such Bank to be material, then, within 15 days after demand by such Bank (with a copy to the Administrative Agent), the Company shall pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction.

     (b) If any Bank shall have determined that, after the date hereof, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change in any such law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such Bank (or its Parent) as a consequence of such Bank's obligations hereunder to a level below that which such Bank (or its Parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within 15 days after demand by such Bank (with a copy to the Administrative Agent), the Company shall pay to such Bank such additional amount or amounts as will compensate such Bank (or its Parent) for such reduction.

     (c) Each Bank will promptly notify the Company and the Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate of any Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

     Section 9.04 Taxes. For the purposes of this Section 9.04, the following terms have the following meanings:

     "TAXES" means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings with respect to any payment by the Company pursuant to this Agreement or under any Note, and all liabilities with respect thereto, excluding (i) in the case of each Bank and the Administrative Agent, taxes imposed on its income, and franchise or similar taxes imposed on it, by a jurisdiction under the laws of which such Bank or the Administrative Agent (as the case may be) is organized or in which its principal executive office is located or, in the case of each Bank, in which its Applicable Lending Office is located and (ii) in the case of each Bank, any United States withholding tax imposed on such payments, but only up to the rate (if any) at which United States withholding tax would apply to such payments to such Bank at the time such Bank first becomes a party to this Agreement.

     "OTHER TAXES" means any present or future stamp or documentary taxes and any other excise or property taxes, or similar charges or levies, which arise from any payment made pursuant to this Agreement or under any Note or from the execution or delivery of, or otherwise with respect to, this Agreement or any Note.

     (b) Any and all payments by the Company to or for the account of any Bank or the Administrative Agent hereunder or under any Note shall be made without deduction for any Taxes or Other Taxes; provided that, if the Company shall be required by law to deduct any Taxes or Other Taxes from any such payments, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) such Bank or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Company shall make such deductions, (iii) the Company shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law and (iv) the Company shall furnish to the Administrative Agent, at its address referred to in Section 10.01, the original or a certified copy of a receipt evidencing payment thereof.

     (c) The Company (or Campbell, to the extent provided in Section 2.06) agrees to indemnify each Bank and the Administrative Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section) paid by such Bank or the Administrative Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be paid within 15 days after such Bank or the Administrative Agent (as the case may be) makes demand therefor.

     (d) Each Bank organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Bank listed on the signature pages hereof and on or prior to the date on which it becomes a Bank in the case of each other Bank, and from time to time thereafter if requested in writing by the Company (but only so long as such Bank remains lawfully able to do so), shall provide the Company and the Administrative Agent with Internal Revenue Service form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Bank is entitled to benefits under an income tax treaty to which the United States is a party which exempts the Bank from United States withholding tax or reduces the rate of withholding tax on payments of interest for the account of such Bank or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States.

     (e) For any period with respect to which a Bank has failed to provide the Company or the Administrative Agent with the appropriate form pursuant to
Section 9.04(d) (unless such failure is due to a change in treaty, law or regulation occurring subsequent to the date on which such form originally was required to be provided), such Bank shall not be entitled to indemnification under Section 9.04(b) or (c) with respect to Taxes imposed by the United States; provided that if a Bank, which is otherwise exempt from or subject to a reduced rate of withholding tax, becomes subject to Taxes because of its failure to deliver a form required hereunder, the Company shall take such steps as such Bank shall reasonably request to assist such Bank to recover such Taxes.

     (f) If the Company is required to pay additional amounts to or for the account of any Bank pursuant to this Section, then such Bank will change the jurisdiction of its Applicable Lending Office if, in the judgment of such Bank, such change (i) will eliminate or reduce any such additional payment which may thereafter accrue and (ii) is not otherwise disadvantageous to such Bank.

     Section 9.05 Base Rate Loans Substituted for Affected Fixed Rate. If the obligation of any Bank to make, or convert outstanding Loans to, Euro-Dollar Loans has been suspended pursuant to Section 9.02 or any Bank has demanded compensation under Section 9.03 or 9.04 with respect to its CD Loans or Euro-Dollar Loans and the Company shall, by at least five Euro-Dollar Business Days' prior notice to such Bank through the Administrative Agent, have elected that the provisions of this Section shall apply to such Bank, then, unless and until such Bank notifies the Company that the circumstances giving rise to such suspension or demand for compensation no longer exist, all Loans which would otherwise be made by such Bank as (or continued as or converted into) CD Loans or Euro-Dollar Loans, as the case may be, shall instead be Base Rate Loans (on which interest and principal shall be payable contemporaneously with the related Fixed Rate Loans of the other Banks). If such Bank notifies the Company that the circumstances giving rise to such notice no longer apply, the principal amount of each such Base Rate Loan shall be converted into a CD Loan or Euro-Dollar Loan, as the case may be, on the first day of the next succeeding Interest Period applicable to the related CD Loans or Euro-Dollar Loans of the other Banks.

                                  ARTICLE 10
                                 MISCELLANEOUS

     Section 10.01 Notices. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, facsimile transmission or similar writing) and shall be given to such party: (x) in the case of the Company, Campbell or the Administrative Agent, at its address, facsimile number or telex number set forth on the signature pages hereof, (y) in the case of any Bank, at its address, facsimile number or telex number set forth in its Administrative Questionnaire, (z) or in the case of any party, at such other address, facsimile number or telex number as such party may hereafter specify for the purpose by notice to the Administrative Agent and the Company. Each such notice, request or other communication shall be effective (i) if given by telex, when such telex is transmitted to the telex number specified in this Section and the appropriate answerback is received, (ii) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received, (iii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iv) if given by any other means, when delivered at the address specified in this Section; provided that notices to the Administrative Agent under Article 2, Article 3 or Article 9 shall not be effective until received.

     Section 10.02 No Waivers. No failure or delay by the Administrative Agent or any Bank in exercising any right, power or privilege hereunder or under any Note or the

Campbell Global Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

     Section 10.03 Expenses; Indemnification. The Company shall pay all reasonable out-of-pocket expenses of the Administrative Agent, including reasonable fees and disbursements of special counsel for the Administrative Agent, in connection with the preparation and administration of this Agreement, any waiver or consent hereunder or any amendment hereof or any Default or alleged Default hereunder and if an Event of Default occurs, all out-of-pocket expenses incurred by the Administrative Agent and each Bank, including (without duplication) the fees and disbursements of outside counsel and the allocated cost of inside counsel, in connection with such Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom.

     (b) The Company (or Campbell, to the extent provided in Section 2.06) agrees to indemnify the Administrative Agent and each Bank, their respective affiliates and the respective directors, officers, agents and employees of the foregoing (each an "INDEMNITEE") and hold each Indemnitee harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind, including, without limitation, settlement costs and the reasonable fees and disbursements of counsel, which may be incurred by such Indemnitee in connection with any investigative, administrative or judicial proceeding (whether or not such Indemnitee shall be designated a party thereto) brought or threatened relating to or arising out of this Agreement or the Commitments hereunder or any actual or proposed use of proceeds of the Loans; provided that no Indemnitee shall have the right to be indemnified hereunder for such Indemnitee's own gross negligence or willful misconduct as determined by a court of competent jurisdiction.

     Section 10.04 Sharing of Set-offs. Each Bank agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest due with respect to any Loan held by it which is greater than the proportion received by any other Bank in respect of the aggregate amount of principal and interest due with respect to any Loan held by such other Bank, the Bank receiving such proportionately greater payment shall purchase such participations in the relevant Loans held by the other Banks, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Loans held by the Banks shall be shared by the Banks pro rata; provided that nothing in this Section shall impair the right of any Bank to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the Company or Campbell, as applicable, other than its indebtedness hereunder. Each of the Company and Campbell agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Loan, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Company or Campbell, as applicable, in the amount of such participation.

     Section 10.05 Amendments and Waivers. Any provision of this Agreement, the Notes or the Campbell Global Note may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Company and the Required Banks (and, if the rights or duties of the Administrative Agent or Campbell are affected thereby, by the Administrative Agent or Campbell, as the case may be); provided that no such amendment or waiver shall, unless signed by all the Banks,
(i) increase or decrease the Commitment of any Bank (except for a ratable decrease in the Commitments of all Banks) or subject any Bank to any additional obligation, (ii) reduce the principal of or rate of interest on any Loan or any fees hereunder, (iii) postpone the date fixed for any payment of principal of or interest on any Loan or any fees hereunder or for the termination of any Commitment, (iv) change the percentage of the Credit Exposures or of the aggregate unpaid principal amount of Loans or the number of Banks, which shall be required for the Banks or any of them to take any action under this Section or any other provision of this Agreement or (v) change any of the provisions contained in Section 10.04, 10.05 or 10.06(a).

     Section 10.06 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that neither Campbell nor the Company may assign or otherwise transfer any of its rights under this Agreement without the prior written consent of all the Banks.

     (b) Any Bank may at any time grant to one or more banks or other institutions (each a "PARTICIPANT") participating interests in its Commitment or any or all of its Loans. In the event of any such grant by a Bank of a participating interest to a Participant, whether or not upon notice to the Company and the Administrative Agent, such Bank shall remain responsible for the performance of its obligations hereunder, and the Company and the Administrative Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Company and Campbell hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement described in clause (i), (ii) or (iii) of Section 10.05 without the consent of the Participant. Each of the Company and Campbell agrees that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of Article 9 and Sections 3.13 and 3.15 with respect to its participating interest. An assignment or other transfer which is not permitted by subsection (c) or (d) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (b).

     (c) Any Bank may at any time assign to one or more banks or other institutions (each an "ASSIGNEE") all, or a proportionate part (equivalent to an initial Commitment of not less than $10,000,000) of all, of its rights and obligations under this Agreement and its Note, and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Assumption Agreement in substantially the form of Exhibit H hereto executed by such Assignee and such transferor Bank, with (and subject to) the subscribed consent of the Company (which consent shall not unreasonably be withheld); provided that no such consent shall be required (i) if the Assignee is an affiliate of such transferor Bank and its credit is comparable to or better than the credit of such transferor Bank or (ii) an Event of Default has occurred and is continuing; and provided further that such assignment may, but need not, include rights of the transferor Bank in respect of outstanding Money Market Loans. Upon execution and delivery of such instrument and payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee, such Assignee shall be a Bank party to this Agreement and shall have all the rights and obligations of a Bank with a Commitment as set forth in such instrument of assumption, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection (c), the transferor Bank, the Administrative Agent and the Company shall make appropriate arrangements so that a new Note is issued to the Assignee, if required to evidence the Loans (or portions thereof) assigned to and/or made by the Assignee. In connection with any such assignment, the transferor Bank shall pay to the Administrative Agent an administrative fee for processing such assignment in the amount of $2,500. If the Assignee is not incorporated under the laws of the United States or a state thereof, it shall deliver to the Company and the Administrative Agent certification as to exemption from deduction or withholding of United States federal income taxes in accordance with Section 9.04.

     (d) Any Bank may at any time assign all or any portion of its rights under this Agreement and its Note to a Federal Reserve Bank. No such assignment shall release the transferor Bank from its obligations hereunder.

     (e) No Assignee, Participant or other transferee of any Bank's rights shall be entitled to receive any greater payment under Section 9.03 or 9.04 than such Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Company's prior written consent or by reason of the provisions of Section 9.02, 9.03 or 9.04 requiring such Bank to designate a different Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

     Section 10.07 No Reliance on Margin Stock. Each of the Banks represents to the Administrative Agent and each of the other Banks that it in good faith is not relying upon any "margin stock" (as defined in Regulation U) as collateral in the extension or maintenance of the credit provided for in this Agreement.

     Section 10.08 Governing Law; Submission to Jurisdiction. This Agreement, each Note and the Campbell Global Note shall be governed by and construed in accordance with the laws of the State of New York. Each of the Company and Campbell hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. Each of the Company and Campbell irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

     Section 10.09 Counterparts; Integration; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective upon receipt by the Administrative Agent of counterparts hereof signed by the Company, Campbell, the Banks, the Syndication Agent and the Administrative Agent (or, in the case of any party as to which an executed counterpart shall not have been received, receipt by the Administrative Agent in form satisfactory to it of telegraphic, telex, facsimile or other written confirmation from such party of execution of a counterpart hereof by such party).

     SECTION 10.10 WAIVER OF JURY TRIAL. THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                   VLASIC FOODS INTERNATIONAL INC.


                                   By: _________________________________________
                                       Name:
                                       Title:

                                       Address:   Campbell Place
                                                  Camden, New Jersey 08103-1799
                                       Facsimile: ______________________________



                                   CAMPBELL SOUP COMPANY


                                   By: _________________________________________
                                       Name:
                                       Title:


                                   By: _________________________________________
                                       Name:
                                       Title:

                                       Address:   Campbell Place
                                                  Camden, New Jersey 08103-1799
                                       Facsimile: (609) 342-3889

                                   MORGAN GUARANTY TRUST COMPANY
                                       OF NEW YORK


                                   By: _________________________________________
                                       Name:
                                       Title:


                                   THE CHASE MANHATTAN BANK


                                   By: _________________________________________
                                       Name:
                                       Title:


                                   BANK OF AMERICA NT&SA


                                   By: _________________________________________
                                       Name:
                                       Title:


                                   BANK OF MONTREAL


                                   By: _________________________________________
                                       Name:
                                       Title:


                                   BARCLAYS BANK PLC


                                   By: _________________________________________
                                       Name:
                                       Title:

                                   CITIBANK, N.A.


                                   By: _________________________________________
                                       Name:
                                       Title:


                                   DEUTSCHE BANK AG NEW YORK and/or
                                       CAYMAN ISLANDS BRANCHES


                                   By: _________________________________________
                                       Name:
                                       Title:

                                   By: _________________________________________
                                       Name:
                                       Title:


                                   THE FIRST NATIONAL BANK OF CHICAGO


                                   By: _________________________________________
                                       Name:
                                       Title:


                                   FLEET NATIONAL BANK


                                   By: _________________________________________
                                       Name:
                                       Title:


                                   MELLON BANK, N.A.


                                   By: _________________________________________
                                       Name:
                                       Title:

                                   PNC BANK, NATIONAL ASSOCIATION


                                   By: _________________________________________
                                       Name:
                                       Title:


                                   WACHOVIA BANK, N.A.


                                   By: _________________________________________
                                       Name:
                                       Title:


                                   THE BANK OF NEW YORK


                                   By: _________________________________________
                                       Name:
                                       Title:


                                   THE BANK OF NOVA SCOTIA


                                   By: _________________________________________
                                       Name:
                                       Title:


                                   CORESTATES BANK, N.A.


                                   By: _________________________________________
                                       Name:
                                       Title:

                                   SUNTRUST BANK, ATLANTA


                                   By: _________________________________________
                                       Name:
                                       Title:


                                   By: _________________________________________
                                       Name:
                                       Title:


                                   WESTDEUTSCHE LANDESBANK
                                       GIROZENTRALE NEW YORK BRANCH


                                   By: _________________________________________
                                       Name:
                                       Title:


                                   By: _________________________________________
                                       Name:
                                       Title:


                                   BANCA NAZIONALE DEL LAVORO S.p.A.-
                                         NEW YORK BRANCH


                                   By: _________________________________________
                                       Name:
                                       Title:


                                   By: _________________________________________
                                       Name:
                                       Title:

                                   MORGAN GUARANTY TRUST COMPANY
                                       OF NEW YORK, as Administrative Agent


                                   By: _________________________________________
                                       Name:
                                       Title:

                                       Address:        60 Wall Street
                                                       New York, NY 10260-0060
                                       Telex:          177615
                                       Facsimile:      (212) 648-5018


                                   THE CHASE MANHATTAN BANK, as
                                       Syndication Agent


                                   By: _________________________________________
                                       Name:
                                       Title:

                              COMMITMENT SCHEDULE

                    BANK                                          COMMITMENT
                    ----                                          ----------
Morgan Guaranty Trust Company of  New York                        $70,000,000
The Chase Manhattan Bank                                          $70,000,000
Bank of America NT&SA                                             $46,000,000
Bank of Montreal                                                  $46,000,000
Barclays Bank PLC                                                 $46,000,000
Citibank, N.A.                                                    $46,000,000
Deutsche Bank AG New York and/or
 Cayman Islands Branches                                          $46,000,000
The First National Bank of Chicago                                $46,000,000
Fleet National Bank                                               $46,000,000
Mellon Bank, N.A.                                                 $46,000,000
PNC Bank, National Association                                    $46,000,000
Wachovia Bank, N.A.                                               $46,000,000
The Bank of New York                                              $35,000,000
The Bank of Nova Scotia                                           $25,000,000
CoreStates Bank, N.A.                                             $25,000,000
SunTrust Bank, Atlanta                                            $25,000,000
Westdeutsche Landesbank Girozentrale
 New York Branch                                                  $25,000,000
Banca Nazionale del Lavoro S.p.A.-
 New York Branch                                                  $15,000,000
                                                                 ------------
                                     Total                       $750,000,000

                          RATIO-BASED PRICING SCHEDULE

     Each of "FACILITY FEE RATE", "EURO-DOLLAR MARGIN" and "CD MARGIN" means (i) for any day on or before January 31, 1999, the rate per annum set forth below in the applicable row opposite such term and in the column for Level III Pricing and (ii) for any day after January 31, 1999, the rate per annum set forth below in the applicable row opposite such term and in the column corresponding to the "Pricing Level" that applies for such day:

-------------------------------------------------------------------------------------------------------
                                                  Level I   Level II   Level III   Level IV   Level V
-------------------------------------------------------------------------------------------------------
Facility Fee Rate                                 0.085%     0.100%      0.125%     0.150%    0.250%
-------------------------------------------------------------------------------------------------------
Euro-Dollar Margin
   If Utilization is              33%             0.200%     0.200%      0.200%     0.350%    0.625%
   If Utilization is Greater than 33%             0.250%     0.250%      0.250%     0.400%    0.675%
-------------------------------------------------------------------------------------------------------
CD Margin
   If Utilization is              33%             0.325%     0.325%      0.325%     0.475%    0.750%
   If Utilization is Greater than 33%             0.375%     0.375%      0.375%     0.525%    0.800%
-------------------------------------------------------------------------------------------------------

     For purposes of this Schedule, the following terms have the following meanings.

     "APPLICABLE DEBT/EBITDA RATIO" means, on any day, the Debt/EBITDA Ratio at the end of the most recently ended Fiscal Quarter for which the Company has delivered financial statements pursuant to Section 6.01(a) or 6.01(b); provided that, if a Default exists under Section 6.01(a), 6.01(b) or 6.01(c) on such day, the Applicable Debt/EBITDA Ratio for such day shall be deemed to be greater than
3.0 to 1.

     "LEVEL I PRICING" applies for any day if, on such day, the Applicable Debt/EBITDA Ratio is less than 1.5 to 1.

     "LEVEL II PRICING" applies for any day if, on such day, the Applicable Debt/EBITDA Ratio is greater than or equal to 1.5 to 1 but less than 2.0 to 1.

     "LEVEL III PRICING" applies for any day if, on such day, the Applicable Debt/EBITDA Ratio is greater than or equal to 2.0 to 1 but less than 2.5 to 1.

     "LEVEL IV PRICING" applies for any day if, on such day, the Applicable Debt/EBITDA Ratio is greater than or equal to 2.5 to 1 but less than 3.0 to 1.

     "LEVEL V PRICING" applies for any day if, on such day, no other Pricing Level applies.

     "PRICING LEVEL" refers to the determination of which of Level I, Level II, Level III, Level IV or Level V Pricing applies for any day.

     "UTILIZATION" means, for any day, the percentage which the aggregate outstanding principal amount of the Loans represents of the aggregate amount of the Commitments at the close of business on such day.

                        RATINGS-BASED PRICING SCHEDULE

     Each of "FACILITY FEE RATE", "EURO-DOLLAR MARGIN" and "CD MARGIN" means, for any day, the rate per annum set forth below in the applicable row opposite such term and in the column corresponding to the "Pricing Level" that applies for such day:

-----------------------------------------------------------------------------------------------------
                                                Level I   Level II   Level III   Level IV   Level V
-----------------------------------------------------------------------------------------------------
Facility Fee Rate                               0.085%     0.100%      0.125%     0.150%    0.250%
-----------------------------------------------------------------------------------------------------
Euro-Dollar Margin
   If Utilization is Less than or equal to 33%  0.200%     0.200%      0.200%     0.350%    0.625%
   If Utilization is Greater than 33%           0.250%     0.250%      0.250%     0.400%    0.675%
-----------------------------------------------------------------------------------------------------
CD Margin
   If Utilization is Less than or equal to 33%  0.325%     0.325%      0.325%     0.475%    0.750%
   If Utilization is Greater than 33%           0.375%     0.375%      0.375%     0.525%    0.800%
-----------------------------------------------------------------------------------------------------


     For purposes of this Schedule, the following terms have the following meanings, subject to the concluding paragraphs of this Schedule:

     "LEVEL I PRICING" applies for any day if, on such day, the Company's long-term debt is rated A- or higher by S&P or A3 or higher by Moody's.

     "LEVEL II PRICING" applies for any day if, on such day, (i) the Company's long-term debt is rated BBB+ or higher by S&P or Baa1 or higher by Moody's and
(ii) Level I Pricing does not apply.

     "LEVEL III PRICING" applies for any day if, on such day, (i) the Company's long-term debt is rated BBB or higher by S&P or Baa2 or higher by Moody's and
(ii) neither Level I Pricing nor Level II Pricing applies.

     "LEVEL IV PRICING" applies for any day if, on such day, (i) the Company's long-term debt is rated BBB- or higher by S&P or Baa3 or higher by Moody's and
(ii) none of Level I Pricing, Level II Pricing and Level III Pricing applies.

     "LEVEL V PRICING" applies for any day if, on such day, no other Pricing Level applies.

     "PRICING LEVEL" refers to the determination of which of Level I, Level II, Level III, Level IV or Level V Pricing applies for any day.

     "UTILIZATION" means, for any day, the percentage which the aggregate outstanding principal amount of the Loans represents of the aggregate amount of the Commitments at the close of business on such day.

     The credit ratings to be utilized for purposes of this Schedule are those assigned to the senior unsecured long-term debt securities of the Company without third-party credit enhancement, and any rating assigned to any other debt security of the Company shall be disregarded. The rating in effect on any day is that in effect at the close of business on such day.

     Split ratings shall be treated as follows:

     (i) If the Company is split-rated and the ratings differential is one level, the higher of the two ratings will apply (e.g., A-/Baa1 results in Level I Pricing and BBB+/Baa2 results in Level II Pricing).

     (ii) If the Company is split-rated and the ratings differential is more than one level, the midpoint of the two ratings (or, if there is no midpoint, the higher of two intermediate ratings) shall be used (e.g., A-/Baa2 results in Level II Pricing and A-/Baa3 results in Level II Pricing).

                                                                      SCHEDULE I

                          LIST OF SPIN-OFF AGREEMENTS


          Distribution Agreement between Campbell and the Company

          Benefits Sharing Agreement between Campbell and the Company

          Tax Sharing and Indemnification Agreement between Campbell and the Company

          Trademark License Agreements between Campbell and the Company

          Technology Sharing Agreement between Campbell and the Company

          Transition Services Agreement between Campbell and the Company

          Supply Agreements between Campbell and the Company

          Contract Manufacturing ("Co-Pack") Agreements between Campbell and the Company

                                                                 EXHIBIT A- Note

                                 FORM OF NOTE
                                                            New York, New York
                                                            ___________ __, 199_


     For value received, VLASIC FOODS INTERNATIONAL INC., a New Jersey corporation (the "Company"), promises to pay to the order of ______________________ (the "Bank"), for the account of its Applicable Lending Office, the unpaid principal amount of (i) the Loan (if any) made by the Bank to Campbell Soup Company on the Campbell Closing Date and assumed by the Company on the Company Closing Date and (ii) each Loan made by the Bank to the Company after the Company Closing Date, in each case pursuant to the Credit Agreement referred to below, on the maturity date provided for in the Credit Agreement, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company. The Company promises to pay interest on the unpaid principal amount of each such Loan on the dates and at the rate or rates provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the office of Morgan Guaranty Trust Company of New York, 60 Wall Street, New York, New York.

     All Loans evidenced hereby, the respective types thereof and all repayments of the principal thereof shall be recorded by the Bank and, if the Bank so elects in connection with any transfer or enforcement hereof, appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding may be endorsed by the Bank on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of the Bank to make (or any error in making) any such recordation or endorsement shall not affect the obligations of the Company hereunder or under the Credit Agreement.

     This Note is one of the Notes referred to in the Credit Agreement dated as of February 20, 1998 among the Company, Campbell Soup Company, the Banks party thereto, The Chase Manhattan Bank, as Syndication Agent, and Morgan Guaranty Trust Company of New York, as Administrative Agent (as the same may be amended from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meanings. The Bank is entitled to the benefits of the Credit Agreement and reference is made to the Credit Agreement for provisions for the prepayment hereof and the acceleration of the maturity hereof.

     This Note shall be governed by and construed in accordance with the laws of the State of New York.


                    VLASIC FOODS INTERNATIONAL INC.

                    By:____________________________________
                    Name:
                    Title:

                        LOANS AND PAYMENTS OF PRINCIPAL


        Amount of    Type of     Amount of             Maturity     Notation
Date    Loan         Loan        Principal Repaid      Date         Made By
================================================================================

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                                       2

                                          EXHIBIT B - Money Market Quote Request


                      FORM OF MONEY MARKET QUOTE REQUEST

                                             [Date]


To:   Morgan Guaranty Trust Company of New York (the "ADMINISTRATIVE AGENT")

From: VLASIC FOODS INTERNATIONAL INC.

Re: Credit Agreement (the "CREDIT AGREEMENT") dated as of February 20, 1998 among Vlasic Foods International Inc., Campbell Soup Company, the Banks party thereto, The Chase Manhattan Bank, as Syndication Agent, and the Administrative Agent.

      We hereby give notice pursuant to Section 3.03 of the Credit Agreement that we request Money Market Quotes for the following proposed Money Market Borrowing(s):

Date of Borrowing: _______________________
-----------------


          PRINCIPAL AMOUNT/1/                INTEREST PERIOD/2/
          -------------------                ------------------

$

      Such Money Market Quotes should offer a Money Market [Margin] [Absolute Rate]. [The applicable base rate is the London Interbank Offered Rate.]

      Terms used herein have the meanings assigned to them in the Credit Agreement.

                                  VLASIC FOODS INTERNATIONAL INC.


                                  By:_________________________________
                                     Name:
                                     Title:

________________________

     /1/Amount must be $10,000,000 or a larger multiple of $1,000,000.


     /2/Not less than one month (LIBOR Auction) or not less than 30 days

(Absolute Rate Auction), subject to the provisions of the definition of Interest Period.

                                  EXHIBIT C - Invitation for Money Market Quotes


                  FORM OF INVITATION FOR MONEY MARKET QUOTES
                  ------------------------------------------


To:   [Name of Bank]

Re: Invitation for Money Market Quotes to Vlasic Foods International Inc. (the "COMPANY")

      Pursuant to Section 3.03 of the Credit Agreement dated as of February 20, 1998 among the Company, Campbell Soup Company, the Banks party thereto, The Chase Manhattan Bank, as Syndication Agent, and the undersigned, as Administrative Agent, we are pleased on behalf of the Company to invite you to submit Money Market Quotes to the Company for the following proposed Money Market Borrowing(s):

Date of Borrowing: ________________________


          PRINCIPAL AMOUNT/1/                INTEREST PERIOD/2/
          ------------------                 ------------------

$

      Such Money Market Quotes should offer a Money Market [Margin] [Absolute Rate]. [The applicable base rate is the London Interbank Offered Rate.]

      Please respond to this invitation by no later than [2:00 P.M.] [9:30 A.M.] (New York City time) on [date].

                                        MORGAN GUARANTY TRUST
                                         COMPANY OF NEW YORK,  as
                                         Administrative Agent


                                        By___________________________
                                         Authorized Officer

____________________

     /1/Amount must be $10,000,000 or a larger multiple of $1,000,000.


     /2/Not less than one month (LIBOR Auction) or not less than 30 days

(Absolute Rate Auction), subject to the provisions of the definition of Interest Period.

                                                  EXHIBIT D - Money Market Quote

                          FORM OF MONEY MARKET QUOTE
                          --------------------------

                                    [Date]

To:   Morgan Guaranty Trust Company of New York, as Administrative Agent

From: [Name of Bank]

Re:   Money Market Quote to Vlasic Foods International Inc. (the "Company")

      In response to your invitation on behalf of the Company dated _______, 19__, we hereby make the following Money Market Quote on the following terms:

      1.  Quoting Bank:_______________________________________
      2.  Person to contact at Quoting Bank:__________________
      3.  Date of Borrowing: /1/
      4. We hereby offer to make Money Market Loan(s) in the following principal amounts, for the following Interest Periods and at the following rates:

                                           [Money Market
Principal Amount/2/    Interest Period/3/    Margin/4/]   [Absolute Rate/5/]
-------------------    ------------------   ------------  ------------------
$

$

     [provided, that the aggregate principal amount of Money Market Loans for which the above offers may be accepted shall not exceed $____________.]/2/

____________________________

          /1/ As specified in the related Invitation.

          /2/ Principal amount bid for each Interest Period may not exceed principal amount required. Specify aggregate limitation if the sum of the individual offers exceeds the amount the Bank is willing to lend. Bids must be made for $5,000,000 or a larger multiple of $1,000,000.

          /3/ Not less than one month or not less than 30 days, as specified in the related Invitation. No more than five bids are permitted for each Interest Period.

          /4/ Margin over or under the London Interbank Offered Rate determined for the applicable Interest Period. Specify percentage (to the nearest 1/10,000th of 1%) and specify whether "PLUS" or "MINUS".

          /5/ Specify rate of interest per annum (to the nearest 1/10,000th of 1%).

     We understand and agree that the offer(s) set forth above, subject to the satisfaction of the applicable conditions set forth in the Credit Agreement dated as of February 20, 1998 among the Company, Campbell Soup Company, the Banks party thereto, The Chase Manhattan Bank, as Syndication Agent, and yourselves, as Administrative Agent, irrevocably obligates us to make the Money Market Loan(s) for which any offer(s) are accepted, in whole or in part.

                                        Very truly yours,

                                        [NAME OF BANK]



Dated:____________________________      By: ____________________________
                                            Authorized Officer

                                    EXHIBIT  E - Opinion of Counsel for Campbell


                        OPINION OF COUNSEL FOR CAMPBELL
                        -------------------------------


                                                         ________________,  199_

To the Banks, the Syndication Agent
 and the Administrative Agent
 Referred to Below
c/o Morgan Guaranty Trust Company
 of New York, as Administrative Agent
60 Wall Street
New York, New York  10260

Dear Sirs:

     I have advised Campbell Soup Company ("Campbell") in connection with the Credit Agreement (the "Credit Agreement") dated as of February 20, 1998 among Vlasic Foods International Inc., Campbell, the banks party thereto (the "Banks"), The Chase Manhattan Bank, as Syndication Agent, and Morgan Guaranty Trust Company of New York, as Administrative Agent. Terms defined in the Credit Agreement are used herein as therein defined. This opinion is being rendered to you pursuant to Section 4.01(c) of the Credit Agreement.

     I have examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as I have deemed necessary or advisable for purposes of this opinion.

     Upon the basis of the foregoing, I am of the opinion that:

     1. Campbell is a corporation duly incorporated, validly existing and in good standing under the laws of New Jersey and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

     2. The consummation of the Spin-Off and the execution, delivery and performance by Campbell of the Spin-Off Agreements, the Credit Agreement and the Campbell Global Note are within the corporate powers of Campbell, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official (except the filing of the Form 10) and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of Campbell or of any agreement, judgment, injunction, order, decree or other instrument binding upon Campbell or any of its Subsidiaries or result in the creation or imposition of any Lien on any asset of Campbell or any of its Subsidiaries.

     3. The Credit Agreement constitutes a valid and binding agreement of Campbell, the Campbell Global Note constitutes a valid and binding obligation of Campbell, and the Spin-Off Agreements when executed and delivered by the Company and Campbell will constitute valid and binding agreements of Campbell, in each case enforceable in accordance with its terms except as the same may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and by general principles of equity.


                                        Very truly yours,

                                  EXHIBIT F - Opinion of Counsel for the Company


                      OPINION OF COUNSEL FOR THE COMPANY
                      ----------------------------------


                                                         ________________,  199_



To the Banks, the Syndication Agent
 and the Administrative Agent
 Referred to Below
c/o Morgan Guaranty Trust Company
 of New York, as Administrative Agent
60 Wall Street
New York, New York  10260

Dear Sirs:

     I have advised Vlasic Foods International Inc. (the "Company") in connection with the Credit Agreement (the "Credit Agreement") dated as of February 20, 1998 among the Company, Campbell Soup Company, the banks party thereto (the "Banks"), The Chase Manhattan Bank, as Syndication Agent, and Morgan Guaranty Trust Company of New York, as Administrative Agent. Terms defined in the Credit Agreement are used herein as therein defined. This opinion is being rendered to you pursuant to Section 4.02(c) of the Credit Agreement.

     I have examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as I have deemed necessary or advisable for purposes of this opinion.

     Upon the basis of the foregoing, I am of the opinion that:

     1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of New Jersey and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

     2. The execution, delivery and performance by the Company of the Credit Agreement, the Notes and the Spin-Off Agreements and the assumption by the Company of obligations of Campbell under the Credit Agreement as provided in Section
2.09 thereof, are within the corporate powers of the Company, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of the Company or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Company or any of its Subsidiaries or result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries.

     3. The Credit Agreement constitutes a valid and binding agreement of the Company and each Note when executed and delivered in accordance with the Credit Agreement will constitute a valid and binding obligation of the Company, in each case enforceable in accordance with its terms except as the same may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and by general principles of equity.

     4. There is no action, suit or proceeding pending against, or to the best of my knowledge threatened against or affecting, the Company or any of its Subsidiaries (or any prior owner of any of the Vlasic Foods Businesses) before any court or arbitrator or any governmental body, agency or official, in which there is a reasonable possibility of an adverse decision which could materially adversely affect (i) the business, combined financial position or combined results of operations of the Vlasic Foods Businesses, considered as a whole, or
(ii) the business, consolidated financial position or consolidated results of operations of the Company and its Consolidated Subsidiaries, considered as a whole, or which in any manner draws into question the validity or enforceability of the Credit Agreement, the Notes or any of the Spin-Off Agreements.

                                        Very truly yours,

           EXHIBIT G-1 - Opinion of Special Counsel for the Administrative Agent


                                  OPINION OF
                            DAVIS POLK & WARDWELL,
                 SPECIAL COUNSEL FOR THE ADMINISTRATIVE AGENT
                         ON THE CAMPBELL CLOSING DATE



                                                         ________________,  199_


To the Banks, the Syndication Agent
 and the Administrative Agent
 Referred to Below
c/o Morgan Guaranty Trust Company
 of New York, as Administrative Agent
60 Wall Street
New York, New York  10260

Dear Sirs:

     We have participated in the preparation of the Credit Agreement (the "Credit Agreement") dated as of February 20, 1998 among Vlasic Foods International Inc., a New Jersey corporation (the "Company"), Campbell Soup Company, a New Jersey corporation, the Banks party thereto (the "Banks"), The Chase Manhattan Bank, as Syndication Agent, and Morgan Guaranty Trust Company of New York, as Administrative Agent (the "Administrative Agent"), and have acted as special counsel for the Administrative Agent for the purpose of rendering this opinion pursuant to Section 4.01(d) of the Credit Agreement. Terms defined in the Credit Agreement are used herein as therein defined.

     We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as we have deemed necessary or advisable for purposes of this opinion.

     Upon the basis of the foregoing, we are of the opinion that:

     1. The execution, delivery and performance by Campbell of the Credit Agreement and the Campbell Global Note are within its corporate powers and have been duly authorized by all necessary corporate action.

     2. The Credit Agreement constitutes a valid and binding agreement of Campbell and the Campbell Global Note constitutes a valid and binding obligation of Campbell, in each case enforceable in accordance with its terms except as the same may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and by general principles of equity.

     We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York and the federal laws of the United States. In giving the foregoing opinion, we express no opinion as to the effect (if any) of any law of any jurisdiction (except the State of New
York) in which any Bank is located which limits the rate of interest that such Bank may charge or collect.

     This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by any other person without our prior written consent.

                                        Very truly yours,

           EXHIBIT G-2 - Opinion of Special Counsel for the Administrative Agent


                                  OPINION OF
                            DAVIS POLK & WARDWELL,
                 SPECIAL COUNSEL FOR THE ADMINISTRATIVE AGENT
                          ON THE COMPANY CLOSING DATE



                                                         ________________,  199_


To the Banks, the Syndication Agent
 and the Administrative Agent
 Referred to Below
c/o Morgan Guaranty Trust Company
 of New York, as Administrative Agent
60 Wall Street
New York, New York  10260

Dear Sirs:

     We have participated in the preparation of the Credit Agreement (the "Credit Agreement") dated as of February 20, 1998 among Vlasic Foods International Inc., a New Jersey corporation (the "Company"), Campbell Soup Company, a New Jersey corporation, the Banks party thereto (the "Banks"), The Chase Manhattan Bank, as Syndication Agent, and Morgan Guaranty Trust Company of New York, as Administrative Agent (the "Administrative Agent"), and have acted as special counsel for the Administrative Agent for the purpose of rendering this opinion pursuant to Section 4.02(d) of the Credit Agreement. Terms defined in the Credit Agreement are used herein as therein defined.

     We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as we have deemed necessary or advisable for purposes of this opinion.

     Upon the basis of the foregoing, we are of the opinion that:

     1. The execution, delivery and performance by the Company of the Credit Agreement and the Notes are within its corporate powers and have been duly authorized by all necessary corporate action.

     2. The Credit Agreement constitutes a valid and binding agreement of the Company and each Note when executed and delivered by the Company in accordance with the Credit Agreement will constitute a valid and binding obligation of the Company, in each case enforceable in accordance with its terms except as the same may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and by general principles of equity.

     We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York and the federal laws of the United States. In giving the foregoing opinion, we express no opinion as to the effect (if any) of any law of any jurisdiction (except the State of New
York) in which any Bank is located which limits the rate of interest that such Bank may charge or collect.

     This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by any other person without our prior written consent.

                                        Very truly yours,

                                 EXHIBIT H - Assignment and Assumption Agreement

                      ASSIGNMENT AND ASSUMPTION AGREEMENT


     AGREEMENT dated as of _________, 19__ among [NAME OF ASSIGNOR] (the "Assignor") and [NAME OF ASSIGNEE] (the "Assignee").

     WHEREAS, this Assignment and Assumption Agreement (the "Agreement") relates to the Credit Agreement dated as of February 20, 1998 among Vlasic Foods International Inc. (the "Company"), Campbell Soup Company ("Campbell"), the Assignor and the other Banks party thereto, as Banks, The Chase Manhattan Bank, as Syndication Agent, and Morgan Guaranty Trust Company of New York, as Administrative Agent (as the same may be amended from time to time, the "Credit Agreement");

     WHEREAS, as provided under the Credit Agreement, the Assignor has a Commitment to make Loans in an aggregate principal amount at any time outstanding not to exceed $__________;

     WHEREAS, Committed Loans made by the Assignor under the Credit Agreement in the aggregate principal amount of $__________ are outstanding at the date hereof; and

     WHEREAS, the Assignor proposes to assign to the Assignee all of the rights of the Assignor under the Credit Agreement in respect of a portion of its Commitment thereunder in an amount equal to $__________ (the "Assigned Amount"), together with a corresponding portion of each of its outstanding Committed Loans, and the Assignee proposes to accept assignment of such rights and assume the corresponding obligations from the Assignor on such terms;

     NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

     SECTION 1.  Definitions. All capitalized terms not otherwise defined herein
                 -----------
have the respective meanings set forth in the Credit Agreement.

     SECTION 2.  Assignment.  The Assignor hereby assigns and sells to the
                 ----------
Assignee all of the rights of the Assignor under the Credit Agreement to the extent of the

Assigned Amount, and the Assignee hereby accepts such assignment from the Assignor and assumes all of the obligations of the Assignor under the Credit Agreement to the extent of the Assigned Amount, including the purchase from the Assignor of the corresponding portion of the principal amount of each of the Committed Loans made by the Assignor outstanding at the date hereof. Upon the execution and delivery hereof by the Assignor and the Assignee and the payment of the amounts specified in Section 3 required to be paid on the date hereof (i) the Assignee shall, as of the date hereof, succeed to the rights and be obligated to perform the obligations of a Bank under the Credit Agreement with a Commitment in an amount equal to the Assigned Amount, and (ii) the Commitment of the Assignor shall, as of the date hereof, be reduced by a like amount and the Assignor released from its obligations under the Credit Agreement to the extent such obligations have been assumed by the Assignee. The assignment provided for herein shall be without recourse to the Assignor.

     SECTION 3.  Payments.  As consideration for the assignment and sale
                 --------
contemplated in Section 2 hereof, the Assignee shall pay to the Assignor on the date hereof in Federal funds the amount heretofore agreed between them./1/ It is understood that facility fees accrued to the date hereof are for the account of the Assignor and such fees accruing from and including the date hereof are for the account of the Assignee. Each of the Assignor and the Assignee hereby agrees that if it receives any amount under the Credit Agreement which is for the account of the other party hereto, it shall receive the same for the account of such other party to the extent of such other party's interest therein and shall promptly pay the same to such other party.

     [SECTION 4.  Consent of the Company.  This Agreement is conditioned upon
                  ----------------------
the consent of the Company pursuant to Section 10.06(c) of the Credit Agreement. The execution of this Agreement by the Company is evidence of its consent. Pursuant to Section 10.06(c), the Company agrees to execute and deliver a Note payable to the order of the Assignee, if required to evidence the Loans (or portions thereof) assigned to and/or made by the Assignee.]

     SECTION 5.  Non-Reliance on Assignor.  The Assignor makes no representation
                 ------------------------
or warranty in connection with, and shall have no responsibility with respect to, the solvency, financial condition, or statements of the Company [or Campbell], or the validity and enforceability of the obligations of the Company [or Campbell] in respect of the Credit Agreement[, the Campbell Global Note] or any Note. The Assignee acknowledges that it has, independently and without reliance on the Assignor, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and will continue to be responsible for

____________________________

     /1/ Amount should combine principal together with accrued interest and breakage compensation, if any, to be paid by the Assignee. It may be preferable in an appropriate case to specify these amounts generically or by formula rather than as a fixed sum.

making its own independent appraisal of the business, affairs and financial condition of the Company [and Campbell].

     SECTION 6.  Governing Law.  This Agreement shall be governed by and
                 -------------
construed in accordance with the laws of the State of New York.

     SECTION 7.  Counterparts.  This Agreement may be signed in any number of
                 ------------
counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

                                        [NAME OF ASSIGNOR]


                                        By: __________________________________
                                            Name:
                                            Title:

                                        [NAME OF ASSIGNEE]


                                        By: __________________________________
                                            Name:
                                            Title:

[The undersigned consents to the foregoing assignment.

                                        VLASIC FOODS INTERNATIONAL INC.


                                        By: __________________________________
                                            Name:
                                            Title: ]

                                                                EXHIBIT I - Note


                         FORM OF CAMPBELL GLOBAL NOTE

                                                         New York, New York
                                                         _______ __, 1998


     For value received, CAMPBELL SOUP COMPANY, a New Jersey corporation ("Campbell"), promises to pay to the order of MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Administrative Agent (the "Administrative Agent"), for the account of the Banks party to the Credit Agreement referred to below, the principal amount of ___________________________________________ ($____________) on the
maturity date provided for in the Credit Agreement, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by Campbell. Campbell promises to pay interest on such principal amount on the date and at the rate provided for in the Credit Agreement. Such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the office of Morgan Guaranty Trust Company of New York, 60 Wall Street, New York, New York.

     This Note is the Campbell Global Note referred to in the Credit Agreement dated as of February 20, 1998 among Vlasic Foods International Inc., Campbell, the Banks party thereto, The Chase Manhattan Bank, as Syndication Agent, and Morgan Guaranty Trust Company of New York, as Administrative Agent (as the same may be amended from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meanings. The Administrative Agent and the Banks are entitled to the benefits of the Credit Agreement and reference is made to the Credit Agreement for provisions for the prepayment hereof and the acceleration of the maturity hereof.

     This Note shall be governed by and construed in accordance with the laws of the State of New York.

                                        CAMPBELL SOUP COMPANY


                                        By: ________________________________
                                            Name:
                                            Title: